UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

KRISPY KREME DOUGHNUTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

May 24, 2013

To Our Shareholders:

     On behalf of the Board of Directors and management of Krispy Kreme Doughnuts, Inc., I invite you to the Annual Meeting of Shareholders to be held on Tuesday, June 18, 2013, at 9:00 a.m., Eastern Time, at the Marriott Hotel, Hearn Grand Ballroom, 425 North Cherry Street, Winston-Salem, North Carolina 27101. We look forward to greeting those shareholders able to attend.

     At the Annual Meeting we will discuss each item of business described in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report on Form 10-K for the fiscal year ended February 3, 2013, which contains financial statements and other important information about our business.

     It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request your cooperation by signing, dating, and mailing the enclosed proxy card, or voting by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

JAMES H. MORGAN
Chairman of the Board, President
and Chief Executive Officer

KRISPY KREME DOUGHNUTS, INC.
370 Knollwood Street
Winston-Salem, North Carolina 27103
________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2013
________________________________

To the Shareholders of
Krispy Kreme Doughnuts, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. (the “Annual Meeting”) will be held on Tuesday, June 18, 2013, at 9:00 a.m., Eastern Time, at the Marriott Hotel, Hearn Grand Ballroom, 425 North Cherry Street, Winston-Salem, North Carolina 27101, for the following purposes:

     1. To elect three Class II directors, whose terms will expire in 2016;

     2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our 2013 Proxy Statement;

     3. To approve the Articles of Amendment to the Restated Articles of Incorporation to restrict certain transfers of our capital stock in order to preserve the tax treatment of certain net operating losses and other tax benefits;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2014; and

     5. To consider such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only shareholders of record as of April 12, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors of Krispy Kreme are enclosed with the paper copies sent to shareholders. Please sign, date, and return the proxy card in the enclosed business reply envelope, or vote by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time. Seating is limited at the Annual Meeting. If you plan to attend, you MUST follow the instructions described under “Proxy Solicitation and General Information — Admission to Annual Meeting” in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

DARRYL R. MARSCH
Secretary

May 24, 2013

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

•	Time and Date	9:00 a.m., Tuesday, June 18, 2013

•	Place	Marriott Hotel, Hearn Grand Ballroom
425 North Cherry Street
Winston-Salem, North Carolina

•	Record Date	April 12, 2013

•	Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

•	Entry	If you decide to attend the meeting in person, upon your arrival you will need to present valid photo identification and either your admission ticket or proof that you own Krispy Kreme stock. See page 2 for further instructions.

Voting Matters

			Page Reference
		Board Vote	(for more
Agenda Item		Recommendation	detail)
1.	Election of three Class II directors	FOR	15
2.	Advisory vote on the compensation of our Named Executive Officers	FOR	29
3.	Approval of Articles of Amendment to the Restated Articles of Incorporation	FOR	58
4.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014	FOR	64

Company Performance Highlights

Below is a summary of the Company’s financial performance in fiscal 2013.(1)

  Revenues increased 8.1% to $435.8 million

  Operating income rose 48% to $37.7 million

  Adjusted net income increased 54% to $34.2 million ($0.49 per share)(2)

  Net income was $20.8 million ($0.30 per share)

  Cash provided by operating activities was $59.3 million
____________________

(1)	Fiscal 2013 included 53 weeks compared to 52 weeks for fiscal 2012.

(2)	Adjusted net income and adjusted earnings per share are non-GAAP financial measures. We provide a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure in Appendix A to this Proxy Statement.

Proxy Summary 1

Fiscal 2013 Governance Highlights

  On January 8, 2013, the Company was recognized by the corporate governance, compliance, and legal community for its governance practices as the recipient of the 2012 governance team of the year award (small cap) at Corporate Secretary magazine’s fifth annual Corporate Governance Awards.

  On January 14, 2013, the Board of Directors adopted a tax asset protection plan designed to protect the Company from an “ownership change” as defined under the Internal Revenue Code, which could impair the value of the Company’s federal and state net operating losses and other carryforwards. As of February 3, 2013, the Company had valuable tax assets in the form of federal net operating loss carryforwards of approximately $206 million, as well as state net operating loss carryforwards and federal and state tax credits that can be carried forward to future years. See page 58 of this Proxy Statement for additional information regarding the tax asset protection plan.

Fiscal 2013 Compensation Highlights

  As a result of the Company’s superior performance against financial targets in fiscal 2013, bonuses were paid out to Named Executive Officers at 170% of the Target Cash Bonus Amount.

  At the Company’s 2012 annual shareholder meeting, 97.4% of shares voting voted in support of the compensation of the Company’s named executive officers as described in the 2012 proxy statement.

Compensation Best Practices

The Compensation Committee regularly reviews executive compensation best practices when reviewing the Company’s compensation policies. The foundation of the Company’s compensation policies is to reward employees, including Named Executive Officers (NEOs), for achievements that support the mission and strategic objectives of the Company. In recent years, the Compensation Committee has revised the Company’s compensation policies and practices to:

  Institute a compensation recovery policy designed to prevent “detrimental conduct” by any executive officer and certain senior officers;

  Strengthen ownership requirements in existing stock ownership guidelines and institute an equity retention policy;

  Provide for a “double-trigger” change in control arrangement in equity award agreements;

  Institute a fixed term and a “double-trigger” change in control severance payment arrangement in the CEO’s employment agreement;

  Eliminate tax gross-ups in executive employment agreements; and

  Institute an annual shareholder advisory vote on say on pay.

Proxy Summary 2

2013 NEO Compensation Summary

The total compensation package for fiscal 2013 for each Named Executive Officer is set forth below. This table is not a substitute for the information disclosed in the Summary Compensation Table on page 44. We are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

			Non-Equity
		Stock	Incentive Plan	All Other	Total
	Salary	Awards	Compensation	Compensation	Compensation
Name	($)	($)	($)	($)	($)
James H. Morgan,
President and Chief
Executive Officer	715,750	698,880	857,990	24,000	2,296,620

Douglas R. Muir,
Executive Vice President
and Chief Financial Officer	365,025	559,104	375,054	9,019	1,308,202

Jeffrey B. Welch,
Senior Vice President and
President — International	359,875	465,920	308,125	—	1,133,920

M. Bradley Wall,
Senior Vice President of
Supply Chain and
Off-Premises Operations	306,750	465,920	262,650	7,523	1,042,843

Cynthia A. Bay,
Senior Vice President —
U.S. Franchises and
Company Stores	306,750	465,920	262,650	7,523	1,042,843

Primary Components of 2013 Compensation for Executive Officers

Below is a summary of the primary components of executive compensation. Additional detail regarding executive compensation is location in the Compensation Discussion & Analysis section of the Proxy Statement.

			Page Reference
Type	Form	Terms	(for more detail)
Equity	Incentive Stock Options or Restricted Stock Units	Generally received annually and with vesting over a four-year period, subject to continued service	39

Cash	Base Salary	Generally eligible for increase at periodic intervals	36

	Annual Cash Incentive	Earned based on attainment of pre- established financial performance targets	37

Other Employee Benefits	401(k), health coverage, group insurance	Receive the same employee benefits as all employees	40

Proxy Summary 3

2013 Pay Mix

Named Executive Officer (“NEO”) compensation is weighted towards variable compensation through annual and long-term incentives, in which compensation amounts vary based on Company performance, including stock price performance. As the following charts show, almost 70% of CEO and NEO compensation is variable with Company performance.

CEO PAY MIX	OTHER NEO PAY MIX

Board Nominees

The following table provides summary information about each director nominee. For more detail on each director nominee, see pages 16-18. The nominees receiving a plurality of the votes cast at the meeting will be elected as Class II directors. Each director nominee serves as a current director and attended at least 75% of all Board meetings (including committee meetings) applicable to such director nominee.

									Other Current
		Director		Experience/		Committees			Public Company
Name	Age	Since	Occupation	Qualification	Independent	AC	CC	NCGC	Boards
Charles A. Blixt	61	2007	Former General Counsel of Reynolds American, Inc.	Leadership Risk Management	X			X	Targacept, Inc.
Lynn Crump-Caine	56	2007	Chief Executive Officer of OutsideIn Consulting	Leadership Operations Risk Management	X		X	X	G&K Services, Inc.
Robert S. McCoy, Jr.	74	2003	Former Vice Chairman and Chief Financial Officer of Wachovia Corporation	Leadership Finance Risk Management	X	X			Web.com Group, Inc.
____________________

AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee

Proxy Summary 4

Articles of Amendment to Restated Articles of Incorporation
The Company has significant tax assets in the form of federal and state net operating losses, federal and state tax credits and other carryforwards. As of February 3, 2013, the Company had federal net operating loss carryforwards of approximately $206 million. The value of this asset may be compromised if the Company experiences an “ownership change” as defined under the Internal Revenue Code. Earlier this year, the Board of Directors adopted a tax asset protection plan designed to protect the Company’s tax assets by discouraging the transfer of the Company’s capital stock to any 5% shareholder that would contribute to an “ownership change” under the Internal Revenue Code. The tax asset protection plan deters, but does not prevent, acquisitions of the Company’s capital stock that could contribute to an “ownership change.” Accordingly, the Board of Directors recommends protecting the Company’s tax assets by amending the Company’s Restated Articles of Incorporation to invalidate direct and indirect transfers of the Company’s capital stock that would contribute to an “ownership change.” Shareholder approval is required for the transfer restrictions to the Company’s Restated Articles of Incorporation to be effective.

We are asking shareholders to approve the Articles of Amendment to the Restated Articles of Incorporation to add new Article X for the purpose of restricting certain transfers of our capital stock in order to preserve the value of the Company’s net operating losses and other tax carryforwards.

Independent Registered Public Accounting Firm
 Although shareholder ratification is not required by law, we are asking shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014. Below is a summary of fees paid to PricewaterhouseCoopers LLP in fiscal 2013. This information is not a substitute for the information disclosed in the Information Related to Our Independent Registered Public Accounting Firm section on page 64.

FY 2013
Audit Fees	$1,209,500
Audit-Related Fees	3,200
All Other Fees	4,500
Total	$1,217,200

2014 Annual Meeting Shareholder Proposals
  Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by January 24, 2014.

  Notice of shareholder proposals outside of SEC Rule 14a-8 must be delivered to us during the period that is not less than 40 days nor more than 90 days before Krispy Kreme’s 2014 Annual Meeting of Shareholders.

Proxy Summary 5

TABLE OF CONTENTS

PROXY SOLICITATION AND GENERAL INFORMATION	1
General	1
Record Date and Share Ownership	1
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on June 18, 2013	1
Voting by Shareholders with Shares Held Directly in Their Names	1
Voting by Shareholders with Shares Held Through a Bank, Brokerage Firm, or Other Nominee	2
Voting of Proxies	2
Revocability of Proxies	2
Admission to Annual Meeting	2
Quorum and Voting Requirements	3
Other Matters to Be Presented	4
Other	4
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS	5
Directors, Nominees, and Executive Officers	5
Beneficial Owners of More Than 5% of Common Stock	7
CORPORATE GOVERNANCE	8
Recognition for Corporate Governance Practices	8
Tax Asset Protection Plan	8
Director Independence	8
Board Leadership Structure	8
Board Risk Oversight	9
Code of Ethics and Business Conduct	10
BOARD OF DIRECTORS	11
Director Attendance at Annual Meeting of Shareholders	11
Communicating with the Board	11
Committees of the Board	11
Selection of Nominees for Election of the Board	12
ELECTION OF DIRECTORS	15
Composition of the Board of Directors	15
Board Nominees for Election at the Annual Meeting	15
DIRECTOR COMPENSATION	24
Narrative to Director Compensation Table	25
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26
EXECUTIVE OFFICERS	27
EQUITY COMPENSATION PLAN INFORMATION	28
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN OUR 2013 PROXY STATEMENT	29
EXECUTIVE COMPENSATION	31
Compensation Discussion and Analysis	31
Compensation Committee Report	42
Risk Analysis of Compensation Plans	43
Summary Compensation Table	44
Fiscal 2013 Grants of Plan-Based Awards	45
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based
Awards Table	46

i

Outstanding Equity Awards at 2013 Fiscal Year-End	49
Fiscal 2013 Option Exercises and Stock Vested	50
Potential Payments upon Termination and Change in Control	51
APPROVAL OF THE ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES
OF INCORPORATION	58
Background – General	58
Background – The Tax Asset Protection Plan	58
Purpose of Protective Amendment	59
Description of Protective Amendment	59
Expiration of the Protective Amendment	61
Effectiveness and Enforceability	62
Section 382 Ownership Change Determinations	62
Potential Anti-Takeover Impact	63
Potential Effects on Liquidity	64
Potential Impact on the Value of Our Common Stock	64
Recommendation	64
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	64
INFORMATION RELATED TO OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	64
General	64
Fees	65
Pre-Approval of Audit and Non-Audit Services	65
REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2013	66
TRANSACTIONS WITH RELATED PERSONS	67
Review, Approval, or Ratification of Transactions with Related Persons	67
Transactions with Related Persons	67
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	67
SHAREHOLDERS’ PROPOSALS FOR 2014 ANNUAL MEETING	68
HOUSEHOLDING	68
OTHER MATTERS	69
APPENDIX A — NON-GAAP RECONCILIATION	A-1
APPENDIX B — ARTICLES OF AMENDMENT	B-1
DIRECTIONS TO ANNUAL MEETING	Back Cover

ii

PROXY STATEMENT
May 24, 2013
For the Annual Meeting of Shareholders
To Be Held on June 18, 2013
____________________

PROXY SOLICITATION AND GENERAL INFORMATION

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by Krispy Kreme Doughnuts, Inc. (the “Company” or “Krispy Kreme”) for use at Krispy Kreme’s Annual Meeting of Shareholders to be held on Tuesday, June 18, 2013, at 9:00 a.m., Eastern Time, at the Marriott Hotel, Hearn Grand Ballroom, 425 North Cherry Street, Winston-Salem, North Carolina 27101, including any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Beginning on or about May 24, 2013, Krispy Kreme is mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy, together with its Annual Report on Form 10-K for the fiscal year ended February 3, 2013 (the “2013 Form 10-K”), to shareholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     Only shareholders of record at the close of business on April 12, 2013 (the “Record Date”) are entitled to notice of, and to vote in person or by proxy at, the Annual Meeting. As of the Record Date, there were 65,478,713 shares of Krispy Kreme common stock outstanding and entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2013

     The Notice of Annual Meeting of Shareholders, Proxy Statement and 2013 Form 10-K are available at http://krispykreme.com/annualreport.

Voting by Shareholders with Shares Held Directly in Their Names

     Shareholders with shares registered directly in their names in the Company’s stock records maintained by its transfer agent, American Stock Transfer and Trust Company (“AST”), may vote their shares:

  by mailing a signed and dated proxy card in the envelope provided;

  by making a toll-free telephone call in the U.S. or Canada to 1-800-690-6903; or

  by submitting a proxy through the Internet at the following Web address: www.proxyvote.com.

     In addition, ballots will be passed out to any shareholder who wants to vote in person at the Annual Meeting.

     Specific instructions to be followed by registered shareholders are set forth on the form of proxy card. Proxies submitted by mail, telephone or Internet as described above must be received by 11:59 p.m., Eastern Time, on June 17, 2013. NOTE: If you vote by telephone or Internet, you do not need to return a proxy card.

Voting by Shareholders with Shares Held Through a Bank, Brokerage Firm, or Other Nominee

     Shareholders who hold shares through a bank or brokerage firm should refer to the voting instruction form forwarded by their bank or brokerage firm to see which options are available to them. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m., Eastern Time, on June 17, 2013.

     In addition, ballots will be passed out to any shareholder who wants to vote in person at the Annual Meeting. Should you decide to attend the Annual Meeting and vote your shares in person, you MUST obtain a proxy executed in your favor from your bank or brokerage firm for your ballot to be counted.

Voting of Proxies

     All properly executed proxies received in time to be voted at the Annual Meeting will be voted in accordance with the directions specified. Proxies that are executed, but do not contain any specific instructions, will be voted “FOR” the election of all nominees for director specified herein, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined below) as disclosed in our 2013 Proxy Statement, “FOR” the approval of the Articles of Amendment to the Restated Articles of Incorporation, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014.

Revocability of Proxies

     If your shares are held directly in your name, you may revoke your proxy and change your vote at any time prior to the voting of the proxy at the Annual Meeting. You may do this by (1) sending written notice of revocation to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary, (2) submitting a subsequent proxy by mail, telephone, or Internet with a later date, or (3) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.

     If your shares are held through a bank, brokerage firm, or other nominee, you may revoke your proxy and change your vote at any time prior to the voting of the proxy at the Annual Meeting. You may do this by sending written notice of revocation to your bank, brokerage firm, or other nominee. Attendance at the Annual Meeting will not by itself revoke a proxy. Should you decide to attend the Annual Meeting and vote your shares in person, you MUST obtain a proxy executed in your favor from your bank, brokerage firm, or other nominee for your ballot to be counted.

Admission to Annual Meeting

     Only shareholders of record as of the close of business on the Record Date, or their duly appointed proxies, are entitled to attend the Annual Meeting. Each admission ticket will admit the named shareholder and a guest. Seating is limited, so plan on arriving early. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN KRISPY KREME STOCK, YOU WILL NOT BE ADMITTED TO THE ANNUAL MEETING.

     If you are a shareholder with shares registered directly in your name, your admission ticket is attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please separate the ticket and bring it with you to the Annual Meeting.

     If you are a shareholder with shares held through a bank or brokerage firm, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership as of the Record Date to be admitted to the Annual Meeting. An example of proof of ownership would be a brokerage statement or a letter from your bank or brokerage firm showing you own shares as of the Record Date. If you arrive at the Annual Meeting without an admission ticket, we will admit you ONLY if we are able to verify that you were a Krispy Kreme shareholder as of the Record Date.

Quorum and Voting Requirements

     Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the purpose of voting on a particular matter at the Annual Meeting. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. As discussed below, signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Each outstanding share of our common stock shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting.

     With respect to “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the New York Stock Exchange (“NYSE”), to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

     With respect to “non-routine” matters, such as the election of directors, the advisory vote on the compensation of our Named Executive Officers (as defined below), and the proposal to approve the Articles of Amendment to the Restated Articles of Incorporation, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING, or WITHHELD FROM with respect to such non-routine matters.

     In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

  vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

  leave your shares unvoted altogether.

     We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting. Should you decide to attend the Annual Meeting and vote your shares in person, you MUST obtain a proxy executed in your favor from your bank, brokerage firm, or other nominee for your ballot to be counted.

     Assuming the presence of a quorum at the Annual Meeting:

  The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

  The approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined below) as disclosed in this Proxy Statement requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers.

  The approval of the Articles of Amendment to the Restated Articles of Incorporation requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

  The ratification of the appointment of our independent registered public accounting firm requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of the Company’s independent registered public accounting firm.

Other Matters to Be Presented

     Krispy Kreme knows of no matters to be presented at the Annual Meeting other than those indicated in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, it is the intention of the persons named in the proxy to vote your shares in accordance with their judgment.

Other

     A paper copy of our 2013 Form 10-K is being furnished to each shareholder of record as of the Record Date. Krispy Kreme will furnish any exhibit to our 2013 Form 10-K upon written request and receipt of payment for our reasonable expenses in furnishing such exhibit. Any such request should be directed to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Directors, Nominees, and Executive Officers

     The following table sets forth the number of shares of Krispy Kreme’s common stock, which is our only class of voting stock, beneficially owned as of April 12, 2013 by each director and nominee for director and each person who (1) at any time during fiscal 2013 was our Chief Executive Officer or Chief Financial Officer or (2) on February 3, 2013, our fiscal year-end, was one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, as well as all directors and executive officers as a group. Beneficial ownership is determined under the rules of the United States Securities and Exchange Commission (the “SEC”). These rules deem common stock (a) subject to options currently exercisable as of, or exercisable within 60 days after, the Record Date, or (b) issuable pursuant to restricted stock units vested as of, or vesting within 60 days after, the Record Date, to be outstanding for purposes of computing the number of shares owned and ownership percentage of the person holding the options or restricted stock units, or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the ownership percentage of any other person or group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares. As of April 12, 2013, no directors or executive officers hold Krispy Kreme common stock in margin accounts or have Krispy Kreme common stock pledged for a loan or stock purchase.

		Percentage
	Number of Shares	Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned
Cynthia A. Bay(1)	278,750	*
Charles A. Blixt(2)	230,072	*
Lynn Crump-Caine(3)	206,072	*
C. Stephen Lynn(4)	206,072	*
Robert S. McCoy, Jr.(5)	233,321	*
James H. Morgan(6)	1,184,467	1.8%
Douglas R. Muir(7)	581,668	*
Andrew J. Schindler(8)	217,779	*
Michael H. Sutton(9)	217,779	*
Lizanne Thomas(10)	217,779	*
M. Bradley Wall(11)	422,140	*
Jeffrey B. Welch(12)	642,946	*
Togo D. West, Jr.(13)	244,779	*
All directors and executive officers as a group (16 persons)	5,945,295	9.1%
____________________

*	Less than one percent

(1)	Includes (a) 250,000 shares upon the exercise of currently exercisable stock options and (b) 28,750 shares underlying fully vested restricted stock units.

(2)	Includes (a) 203,764 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. Blixt has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following termination of his service on the Board of Directors.

(3)	Consists of (a) 203,764 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Ms. Crump-Caine has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following termination of her service on the Board of Directors.

(4)	Consists of (a) 203,764 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. Lynn has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following termination of his service on the Board of Directors.

(5)	Consists of (a) 15,542 shares issuable upon the exercise of currently exercisable stock options, (b) 215,471 shares underlying fully vested restricted stock units, and (c) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. McCoy has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following the termination of his service on the Board of Directors.

(6)	Includes (a) 4,000 shares owned beneficially by Margaret O. Morgan, Mr. Morgan’s spouse, (b) 890,000 shares issuable upon the exercise of currently exercisable stock options, (c) 225,000 shares issuable upon the exercise of currently unvested stock options that would vest upon retirement, and (d) 53,760 shares underlying currently unvested restricted stock units that would vest upon retirement.

(7)	Includes (a) 280,483 shares issuable upon the exercise of currently exercisable stock options, (b) 180,000 shares issuable upon the exercise of currently unvested stock options that would vest upon retirement, and (c) 43,008 shares underlying currently unvested restricted stock units that would vest upon retirement.

(8)	Consists of (a) 215,471 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. Schindler has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following the termination of his service on the Board of Directors.

(9)	Consists of (a) 215,471 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. Sutton has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following the termination of his service on the Board of Directors.

(10)	Consists of (a) 215,471 shares underlying fully vested restricted stock units, and (b) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Ms. Thomas has elected to defer receipt of the shares underlying the restricted stock units, which will be distributed in a single lump sum following the termination of her service on the Board of Directors.

(11)	Includes (a) 390,706 shares issuable upon the exercise of currently exercisable stock options, and (b) 450 shares held in a brokerage account in the name of Mr. Wall and his spouse.

(12)	Includes (a) 413,706 shares issuable upon the exercise of currently exercisable stock options, (b) 150,000 shares issuable upon the exercise of currently unvested stock options that would vest upon retirement, and (c) 35,840 shares underlying currently unvested restricted stock units that would vest upon retirement.

(13)	Includes (a) 23,000 shares issuable upon the exercise of currently exercisable stock options, (b) 215,471 shares underlying fully vested restricted stock units, and (c) 2,308 shares underlying unvested restricted stock units that will vest within 60 days after the Record Date. Mr. West has elected to defer receipt of the shares underlying 136,382 restricted stock units that were fully vested as of the Record Date, which will be distributed in a single lump sum following the termination of his service on the Board of Directors.

Beneficial Owners of More Than 5% of Common Stock

     The following table sets forth information about each person or entity known to Krispy Kreme to be the beneficial owner of more than 5% of Krispy Kreme’s outstanding common stock as of April 12, 2013.

		Percentage
	Number of Shares	Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned
BlackRock, Inc.(1)	3,387,312	5.17%
40 East 52nd Street
New York, NY 10022
____________________

(1)	The information reported is based on a Schedule 13G filed with the SEC on January 30, 2013 reporting sole power of BlackRock, Inc. to vote, or direct the vote of, and sole power to dispose, or direct the disposition of, the shares. Various persons have the right to receive, or the power to direct, the receipt of dividends from, the proceeds from the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common shares.

CORPORATE GOVERNANCE

Recognition for Corporate Governance Practices

     On January 8, 2013, the Company was recognized by the United States corporate governance, compliance and legal community for its governance practices as the recipient of the governance team of the year award (small cap) at Corporate Secretary magazine’s fifth annual Corporate Governance Awards. This award recognizes the best overall small cap governance team in the country based on its recent governance practices and achievements.

Tax Asset Protection Plan

     On January 14, 2013, the Board of Directors adopted a tax asset protection plan designed to protect the Company from an “ownership change” as defined under the Internal Revenue Code, which may impact the value of the Company’s federal and state net operating losses and other carryforwards. As of February 3, 2013, the Company had valuable tax assets in the form of federal net operating loss carryforwards of approximately $206 million, as well as state net operating loss carryforwards and federal and state tax credits that can be carried forward to future years. See Item 3 — “Approval of the Articles of Amendment to the Restated Articles of Incorporation” for additional information regarding the tax asset protection plan.

Director Independence

     Under our Corporate Governance Guidelines, which are available on our website at http://krispykreme.com/corporategovernance, a substantial majority of our directors must meet the criteria for “independent” directors set forth in the listing standards of the NYSE. In reaching a determination that a director’s or nominee’s relationship with the Company is not material, and such director or nominee is therefore independent, the Board of Directors has determined that such director or nominee, in addition to satisfying other requirements of the NYSE listing standards relating to independent directors set forth in Section 303A.02 of the NYSE Listed Company Manual, has no direct or indirect material relationship with the Company. In order to assist the Board of Directors in making this determination, the Board of Directors has adopted the following standards, as part of the Company’s Corporate Governance Guidelines, which identify relationships that a director may have with the Company that will not be considered material:

  If a director is an executive officer of another company which does business with Krispy Kreme and the annual revenues derived from that business are less than 1% of either company’s total revenues for the last fiscal year.

  If a director is a director, officer or trustee of a charitable organization and Krispy Kreme’s annual charitable contributions to the organization (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts during the last fiscal year of such organization.

  If a director is a partner of or of counsel to a law firm that performs legal services for Krispy Kreme and payments made by Krispy Kreme to the firm during a fiscal year are not for legal services performed by the director or his immediate family and do not exceed 1% of the firm’s gross revenues for the last fiscal year.

     The Board of Directors has determined that each of our current directors and nominees for director, other than Mr. Morgan, has no disqualifying material relationship with Krispy Kreme and is an “independent” director under the listing standards of the NYSE and applicable SEC rules. Except as previously described, no other transactions, relationships, or arrangements were considered by the Board in making a determination that each of the foregoing directors is independent.

Board Leadership Structure

     The Board of Directors is led by the Chairman. Krispy Kreme’s bylaws provide that the Chairman will be appointed by the Board to preside at all meetings of the Board of Directors and shareholders and perform such other duties and have such other powers as the Board of Directors may prescribe. Krispy Kreme’s bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. The

Board selects its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interest of the Company. In accordance with Krispy Kreme’s Corporate Governance Guidelines, the Board considers from time to time whether it is in the best interest of the Company to have the same person occupy the offices of Chairman and Chief Executive Officer, using its business judgment after considering relevant circumstances. Krispy Kreme’s Corporate Governance Guidelines provide that, in compliance with the applicable rules of the NYSE, the Company will appoint a Lead Independent Director, who will preside over each session of the non-management directors. The Lead Independent Director also assists the Chairman and the remainder of the Board in assuring effective governance in overseeing the direction and management of Krispy Kreme. The Board believes that the Lead Independent Director serves an important corporate governance function by providing separate leadership for the non-management directors.

     James H. Morgan, Chief Executive Officer of Krispy Kreme, has served as Chairman of the Board since 2005, and Robert S. McCoy, Jr. has served as Lead Independent Director since 2008. The Board believes that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of Krispy Kreme and its shareholders at this time. Specifically, combining the Chairman and Chief Executive Officer roles provides the following advantages to Krispy Kreme: (1) the Chief Executive Officer is the director most familiar with Krispy Kreme’s business operations and is therefore in the best position to lead discussions on matters of importance to the Company; (2) combining the Chairman and Chief Executive Officer roles promotes communications between management and the Board; and (3) the combined roles of Chairman and Chief Executive Officer increase the effectiveness and efficiency of the Board without undermining its independence and ability to be effective with respect to its risk-management and oversight responsibilities, both of which are supported by the role of the Lead Independent Director.

     Pursuant to Krispy Kreme’s Corporate Governance Guidelines, our non-management directors meet in executive session at each regularly scheduled meeting of the Board of Directors without any members of management being present. Robert S. McCoy, Jr., Lead Independent Director, presides at these meetings of our non-management directors.

Board Risk Oversight

     The Board is responsible for overseeing and evaluating the effectiveness of management’s risk-management activities and, where appropriate, actively participates in the Company’s risk management processes. These activities include identifying, assessing, and mitigating internal and external risks, and ensuring compliance with laws and regulations to which the Company is subject. The members of the Board bring to Krispy Kreme significant risk-assessment and risk-management experience, and the Board takes an active role in fulfilling its responsibilities. In addition to exercising its oversight role, the Board actively evaluates risks to the business as part of its deliberation on matters brought to its attention or which otherwise become a subject of the Board’s attention. The Board regularly reviews information regarding the Company’s sources of credit and liquidity, its operations, business plans and reputation, and considers risks associated with these matters, including risks to the successful execution of the Company’s strategic plans. The Board considers the totality of the Company’s risk-management activities and its risk-oversight role in evaluating the appropriateness of the combined role of Chairman and Chief Executive Officer and in selecting the Lead Independent Director.

     In addition to the broad risk-oversight functions performed by the Board as a whole, the Board has tasked certain of its committees with responsibility for evaluating risks associated with specific elements of the Company’s business, operations or governance, or with evaluating management’s assessments of these risks. Each committee regularly reports to the full Board, among other things, important risk-management matters considered by that committee.

     Audit Committee

     The Audit Committee oversees the manner in which management assesses, monitors and manages the Company’s risk exposures, the adequacy of management’s risk-mitigation activities, and the appropriate disclosure of risk factors in the Company’s public filings. The Audit Committee’s process for performing its oversight role includes review and assessment of the Company’s written risk-management policies and program. These policies focus on identifying the probability and potential severity of the significant risks to which the Company is exposed, the appropriateness of mitigation efforts, the performance and efficacy of those mitigation efforts, and an evaluation of residual risk levels after considering risk-mitigation activities. At regularly scheduled meetings, the Audit Committee receives reports from management on the Company’s risk-management activities.

     Compensation Committee

     The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation policies and practices and for overseeing the evaluation of the Company’s management. The Compensation Committee accomplishes this duty by assessing the risks associated with each of the compensation plans used by the Company, including not only those plans applicable to executive officers, but also plans applicable to other employees. The Compensation Committee also receives advice from Frederic W. Cook & Co., its independent compensation consultant, regarding compensation-based risk issues.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. It also oversees the annual self-evaluation of the Board and its committees.

Code of Ethics and Business Conduct

     Krispy Kreme has adopted codes of business conduct and ethics applicable to its directors, officers, and other employees, which are available on our website. Our Code of Business Conduct and Ethics is available at http://www.krispykreme.com/code_of _ethics.pdf and our Code of Ethics for Chief Executive and Senior Financial Officers is available at http://www.krispykreme.com/officers_ethics.pdf. Any amendment (other than any technical, administrative, or other non-substantive amendment) to or waiver of a provision of these codes of ethics that applies to any Krispy Kreme director or executive officer will also be disclosed on our website.

BOARD OF DIRECTORS

     The Board of Directors is charged with managing the business and affairs of Krispy Kreme in accordance with North Carolina law. In doing so, directors must exercise their business judgment in good faith in a manner consistent with their duty of loyalty and act in what they reasonably believe to be in the best interest of Krispy Kreme.

     During Krispy Kreme’s fiscal year ended February 3, 2013, the Board of Directors held eight (8) meetings. During fiscal 2013, all of our current directors attended at least 75% of all meetings (including committee meetings) applicable to such director.

Director Attendance at Annual Meeting of Shareholders

     Krispy Kreme’s Corporate Governance Guidelines provide that directors are expected to attend the Annual Meetings of Shareholders. All of our directors attended our 2012 Annual Meeting of Shareholders held on June 12, 2012.

Communicating with the Board

     Shareholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Company’s non-management directors or the Board of Directors generally, by writing to them in care of Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications. Solicitations, junk mail, and frivolous or inappropriate communications will not be forwarded.

     All concerns related to accounting, internal accounting controls, or audit matters should be directed in writing to the Chair of the Audit Committee in care of Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary. These concerns will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Committees of the Board

     The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee to which it has assigned certain responsibilities in connection with the management of Krispy Kreme’s affairs. The Board of Directors designates which directors will serve as the members of these committees. The Board of Directors has adopted written charters for each of these committees setting forth the roles and responsibilities of each committee. Our Audit Committee Charter is available on our website at http://www.krispykreme.com/audit_charter.pdf, our Compensation Committee Charter is available on our website at http://www.krispykreme.com/comp_charter.pdf, and our Nominating and Corporate Governance Committee Charter is available on our website at http://www.krispykreme.com/gov_charter.pdf.

     Audit Committee

     The purposes for which the Audit Committee was established include assisting the Board of Directors in monitoring the integrity of our financial statements, compliance with legal and regulatory requirements, the manner in which management assesses, monitors, and manages the Company’s risk exposure and the adequacy of the Company’s risk management activities, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee also monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, and provides an avenue of communication among the Company’s independent registered public accounting firm, management, internal audit department, and the Board of Directors. As part of its responsibilities, the Audit Committee annually appoints Krispy Kreme’s independent registered public accounting firm, oversees its work, and approves all fees and other compensation paid to it. Chair Robert S. McCoy, Jr., Andrew J. Schindler, and Michael H. Sutton are the current members of the Audit Committee. The Board of Directors has determined that each Audit Committee member is “independent” under the listing standards of the NYSE and the applicable rules of the SEC, and financially literate within the meaning of the listing standards of the NYSE, and that each of Mr. McCoy, Mr. Schindler, and Mr. Sutton is an “audit committee financial expert” under the applicable rules of the SEC. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held eleven (11) meetings during fiscal 2013. See “Report of the Audit Committee for Fiscal Year 2013” below.

     Compensation Committee

     The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Company, determining the compensation of executive officers of the Company, overseeing the management of risks associated therewith, and, in consultation with the other non-management directors of the Board, reviewing and approving performance targets applicable to the annual incentive component of the executive officers’ compensation (including the Chief Executive Officer), reviewing and approving goals and objectives relevant to the performance evaluation of the Company’s Chief Executive Officer, and evaluating the Chief Executive Officer in light of those goals and objectives. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee determines awards to all equity-based plan participants, including our executive officers, of stock options, restricted stock, restricted stock units, and other awards pursuant to any of our stock-related plans in effect from time to time. In addition, the Compensation Committee administers our annual incentive compensation plans applicable to our executive officers. The Compensation Committee administers our equity-based plans and makes recommendations to the Board of Directors with respect to actions that are subject to approval of the Board of Directors regarding such plans. The Compensation Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of directors. The Compensation Committee may form and delegate authority to sub-committees when appropriate. The Compensation Committee monitors the risks associated with the Company’s compensation policies and practices, as contemplated by Item 402(s) of Regulation S-K. Chair Lynn Crump-Caine, Lizanne Thomas, and Togo D. West, Jr. are the current members of the Compensation Committee. The Board of Directors has determined that each such member is “independent” under the listing standards of the NYSE, meets the requirements of a “non-employee director” under Rule 16b-3 under the Exchange Act and meets the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee held six (6) meetings during fiscal 2013. See “Executive Compensation — Compensation Committee Report.”

     Nominating and Corporate Governance Committee

     The responsibilities of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, recommending to the Board of Directors candidates for filling vacancies or newly created directorships that may occur between annual meetings of shareholders, reviewing the composition and size of the Board of Directors and its committees to ensure proper expertise and diversity, as well as managing the risks associated with director independence and potential conflicts of interest, overseeing the evaluation of the Board of Directors and its committees, and developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to Krispy Kreme. Chair Lizanne Thomas, Charles A. Blixt, Lynn Crump-Caine, C. Stephen Lynn, and Togo D. West, Jr. are the current members of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each such member is “independent” under the listing standards of the NYSE. The Nominating and Corporate Governance Committee held five (5) meetings during fiscal 2013.

Selection of Nominees for Election of the Board

Nominations Process

     The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors nominees for election as directors by our shareholders, as well as candidates to fill any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is also responsible for considering any nominees for director properly submitted by shareholders in accordance with the procedures set forth in Krispy Kreme’s bylaws.

Identifying and Evaluating Nominees for Directors

     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, shareholders, director search firms, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described below, the Nominating and Corporate Governance Committee considers properly submitted shareholder nominations of candidates for the Board of Directors. See “Shareholder Nominations” below. The Nominating and Corporate Governance Committee maintains an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be similarly evaluated by the Nominating and Corporate Governance Committee using the board membership criteria described below. The Nominating and Corporate Governance Committee is responsible for interviewing prospective candidates, keeping the Board informed during the selection process, and approving and recommending final candidates to the Board.

Director Qualifications

     Our Corporate Governance Guidelines establish certain qualifications to be considered by the Nominating and Corporate Governance Committee in selecting nominees for director. Our full Board of Directors approves nominees for director. Under our Corporate Governance Guidelines, consideration is given to each individual director’s personal qualities and abilities, the collective skills and aptitudes of all of the directors, taking into account the responsibilities of the Board of Directors, and qualifications imposed by law and regulation. In addition, directors should be persons who have achieved prominence in their respective fields, have experience at a strategy/policy setting level, have high-level managerial experience in a relatively complex organization, or are accustomed to dealing with complex problems. Directors should possess integrity, independence, energy, forthrightness, analytical skills, and commitment to devote the necessary time and attention to the Company’s affairs. In accordance with our Corporate Governance Guidelines, directors cannot serve on more than three other boards of directors of public companies, nor more than two other audit committees of boards of directors of public companies. The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience. In evaluating the suitability of individual Directors, the Nominating and Corporate Governance Committee believes the Board should reflect a variety of opinions, perspectives, personal and professional experiences, and backgrounds, such as geographic, age, gender, race, and ethnicity differences, as well as other differentiating characteristics. In addition, each Director should contribute positively to the existing chemistry and collaborative culture among Board members. Each member of the Board should contribute to the overall Board composition, with the goal of creating a Board that can work collaboratively to guide the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Directors should be willing to challenge and stimulate management and must be able to work as part of a team in an environment of trust. Directors should be committed to representing the interests of all shareholders and not to advancing the interests of special interest groups or constituencies of shareholders. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing the qualifications of directors and may, from time to time, establish additional qualifications for directors as it deems appropriate.

Shareholder Nominations

     Our Nominating and Corporate Governance Committee will consider director candidates properly nominated by a Krispy Kreme shareholder entitled to vote at the next election in accordance with the procedures set forth in Krispy Kreme’s bylaws. These procedures generally require that shareholders deliver nominations by written notice to the Secretary at our principal executive office setting forth certain prescribed information about the nominee and the nominating shareholder. These procedures also generally require that the nomination notice be submitted not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of shareholders for the preceding year. You may contact Krispy Kreme’s Secretary at our principal executive office for a copy of the relevant provisions of our bylaws regarding the requirements for shareholder nomination of director candidates. In evaluating such shareholder nominations, the Nominating and Corporate Governance Committee will take into consideration the director qualifications set forth in “Director Qualifications” above. Krispy Kreme’s bylaws provide that only persons who are nominated in accordance with the procedures set forth in our bylaws are eligible for election as directors at an annual meeting of shareholders.

ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)

Composition of the Board of Directors

     Our bylaws provide that the Board of Directors shall consist of not less than nine nor more than 15 directors, with the exact number being set from time to time by the Board of Directors. Our Board of Directors presently consists of nine directors. The Board of Directors is divided into three classes of directors, Class I, Class II, and Class III. The terms of all of our current Class II directors will expire at this Annual Meeting.

Board Nominees for Election at the Annual Meeting

     Based on the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Charles A. Blixt, Lynn Crump-Caine, and Robert S. McCoy, Jr. for election to the Board of Directors as Class II Directors with terms expiring in 2016.

     Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unable or unwilling to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors.

     The Board of Directors recommends a vote “FOR” the nominees for director listed below for election to the Board of Directors.

     Set forth below is information regarding each nominee for director:

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Nominees
Nominees for Class II Director With Terms Expiring in 2016
Charles A. Blixt Winston-Salem, NC Director Since 2007 Independent Nominating and Corporate Governance Committee

Mr. Blixt, 61, served as Krispy Kreme’s General Counsel on an interim basis from September 2006 until April 2007; Executive Vice President and General Counsel of Reynolds American Inc., a company formed in 2004 by the merger of R.J. Reynolds Tobacco Holdings and the U.S. operations of British American Tobacco PLC, from 2004 to 2006; and Executive Vice President and General Counsel for R.J. Reynolds Tobacco Company from 1995 to 2004.

Mr. Blixt’s experience as General Counsel to Krispy Kreme was at a critical period for the Company, and it provided him with a thorough understanding of Krispy Kreme’s business, values, and culture, as well as a deep understanding of the issues and complexities involved in each business unit. Mr. Blixt brings to Krispy Kreme many years of experience as the chief legal officer and a member of the executive management team of Reynolds American and R.J. Reynolds. During that time, he was directly involved with and oversaw significant litigation matters, strategic acquisitions, and the merger of R.J. Reynolds and British American Tobacco. As a result, Mr. Blixt brings executive decision making, analytical, strategic change, and risk-assessment skills to Krispy Kreme, as well as unique insights into the Company’s challenges, opportunities and operations. Additionally, Mr. Blixt brings governance and community service skills and experience to the Board of Directors through his experience as a member of the Board of Trustees of Salem Academy and College and the University of Illinois College of Law.

Other Directorships: Director of Targacept, Inc., a clinical-stage biopharmaceutical company, since 2000; and director of Swedish Match AB, a global tobacco company based in Stockholm, Sweden, from 2007 to 2011.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Nominees
Nominees for Class II Director With Terms Expiring in 2016
Lynn Crump-Caine Atlanta, Georgia Director since 2007 Independent Compensation Committee (Chair) Nominating and Corporate Governance Committee

Ms. Crump-Caine, 56, has served as Chief Executive Officer of OutsideIn Consulting, an organizational performance and strategy development consulting firm, since 2004; Executive Vice President of Worldwide Operations of McDonald’s Corporation from 2001 to 2004; and Executive Vice President of U.S. Restaurant Operations and Systems of McDonald’s from 1999 to 2001.

Ms. Crump-Caine brings to Krispy Kreme extensive experience in the quick-service restaurant industry through her long employment and executive tenure at McDonald’s. As Executive Vice President of Worldwide Operations of McDonald’s, Ms. Crump-Caine directed global operations departments responsible for standards and consistency of operations for restaurants around the world. Her tenure at McDonald’s also included experience with, and responsibility for, global supply chain, restaurant training, real estate development and innovation, worldwide. This experience provides the Krispy Kreme Board with valuable perspective regarding other quick-service restaurant operations, internationally and domestically, and the relevant risks, challenges and opportunities facing Krispy Kreme and the industry as a whole.

Other Directorships: Director of Advocate Healthcare System, the largest healthcare provider in the State of Illinois with over 200 sites of care, since 2003; Director of G&K Services, Inc., a market leader in branded-identity apparel programs and facility services, since 2008.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Nominees
Nominees for Class II Director With Terms Expiring in 2016
Robert S. McCoy, Jr. Ponte Vedra Beach, FL Director Since 2003 Lead Independent Director since 2008 Audit Committee (Chair)

Robert S. McCoy, Jr., 74, retired in 2003 as Vice Chairman of Wachovia Corporation after spending two years co-managing the integration of Wachovia and First Union Corporation subsequent to their 2001 merger. From 1992 to 2001, he served as Vice Chairman and Chief Financial Officer of Wachovia Corporation; and from 1984 to 1992, he served as President and Chief Financial Officer of South Carolina National Corporation, which was acquired by Wachovia in 1992. Prior to that time, he had a 23-year career at Price Waterhouse, including as a partner from 1974 to 1984. Since retiring in 2003, Mr. McCoy has chaired the Audit Committee of two public companies, including Krispy Kreme.

Mr. McCoy brings to Krispy Kreme extensive leadership, risk-management, and financial experience gained in his 42-year business career, which included roles as an accountant and as the chief financial officer of two public bank holding companies. His experience in the financial services industry and roles involving integration, risk-management, finance, accounting matters, and preparation of financial statements serve as the basis for Mr. McCoy’s wide range of contributions to Krispy Kreme. Mr. McCoy’s financial and accounting expertise is invaluable in his roles on the Board and as Chairman of Krispy Kreme’s Audit Committee. Mr. McCoy qualifies as an “audit committee financial expert” under SEC guidelines.

Other Directorships: Director of MedCath Corporation, a cardiovascular services company, since 2003; and director of Web.com Group, Inc., a provider of website building tools, internet marketing and lead generation solutions, since 2007.

About the Continuing Directors

     Set forth below is information regarding the continuing directors who are not nominees for election at this Annual Meeting as their current terms do not expire in 2013. Mr. Morgan, Mr. Schindler, and Mr. West are Class I directors, whose terms will expire in 2015, and Mr. Lynn, Mr. Sutton, and Ms. Thomas are Class III directors, whose terms will expire in 2014.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Continuing Directors
James H. Morgan Winston-Salem, NC Director Since 2000 Chairman Since 2005 Not Independent

Mr. Morgan, 65, has served as Chairman of the Board of Krispy Kreme since 2005; Chief Executive Officer of Krispy Kreme since 2008; President of Krispy Kreme from 2008 to November 2011 and from April 2012 to present; Vice Chairman of the Board of Krispy Kreme from 2004 to 2005; Chairman of Covenant Capital, LLC, an investment management firm, from 2001 to 2008; Chairman and Chief Executive Officer of Wachovia Securities, Inc. from April to December 1999; and employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer, and led the transition during the merger of Interstate/Johnson Lane and Wachovia Corporation in 1999.

With more than twelve years of service on the Board, Mr. Morgan brings deep institutional knowledge and perspective regarding Krispy Kreme’s strengths, challenges and opportunities. He also brings extensive public company and financial services industry experience to Krispy Kreme’s Board. As Chairman and Chief Executive Officer of Wachovia Securities and Interstate/Johnson Lane, he was indirectly responsible for major financial functions as well as ultimately responsible for enterprise risk-management. These prior leadership and oversight responsibilities are of great value to the Krispy Kreme Board. Mr. Morgan’s lifelong commitment to youth and education through his involvement with numerous civic and charitable organizations provides him with community involvement and leadership expertise. Mr. Morgan’s civic activities include his roles as Trustee of YMCA of Greater Charlotte, Director of Youth Commission International, past President of the Vanderbilt University Alumni Association, and past member of the Vanderbilt University Board of Trust.

Other Directorships: Director of Coca-Cola Bottling Co. Consolidated, the nation’s second largest Coca-Cola bottler, since 2008.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Continuing Directors
Andrew J. Schindler Winston-Salem, NC Director since 2006 Independent Audit Committee

Mr. Schindler, 68, served as Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Holdings, Inc. from 1999 to 2004, and Executive Chairman of Reynolds American Inc., a company formed in 2004 by the merger of R.J. Reynolds Tobacco Holdings and the U.S. operations of British American Tobacco PLC, from 2004 to 2005. In over 31 years with Reynolds, Mr. Schindler held various senior management positions, including Vice President of Personnel, Executive Vice President of Operations and Chief Operating Officer of R.J. Reynolds Tobacco Company and Director of Manufacturing for Nabisco Foods. Mr. Schindler retired from his executive position at Reynolds American Inc. in January 2005.

Through his experience as the Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Holdings, which included the negotiation of the merger of R.J. Reynolds and British American Tobacco, Mr. Schindler brings to the Krispy Kreme Board strong leadership, risk-management, marketing, operations, strategic-change, and personnel-development skills. Mr. Schindler qualifies as an “audit committee financial expert” under SEC guidelines.

Other Directorships: Director of Hanesbrands Inc., a global consumer goods company, since 2006; Director of ConAgra Inc., a leading packaged food company, since 2007. Mr. Schindler also served on the Board of Directors of Arvin Meritor, Inc., a global automotive supply company, from 2004 to 2008, and Pike Electric Corporation, an energy solutions company, from 2006 to 2007.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Continuing Directors
Togo D. West. Jr. Washington, DC Director since 2000 Independent Compensation Committee Nominating and Corporate Governance Committee

Mr. West, 70, serves as Chairman of the Board of Trustees of Noblis, Inc., a nonprofit science, engineering, and technology company; serves as Chairman of TLI Leadership Group, a firm that provides strategic advice on national security and health policy issues; served as President and Chief Executive Officer of the Joint Center for Political and Economic Studies, a nonprofit research and public policy institution, from 2004 to 2006; served as an attorney with the law firm of Covington & Burling in Washington, D.C., including as of counsel to the firm from 2000 to 2004; served as Secretary of Veterans Affairs and a member of President Clinton’s Cabinet from 1998 to 2000; served as Secretary of the Army from 1993 to 1998; served as Senior Vice President for Government Relations of the Northrop Corporation, an aerospace and defense systems company, from 1990 to 1993; and served as a partner with the law firm of Patterson, Belknap, Webb & Tyler LLP from 1981 to 1990. Mr. West has been General Counsel of the Department of Defense and General Counsel of the Department of the Navy, and has served with the United States Department of Justice.

With a career in government service, business, and law, Mr. West brings to the Krispy Kreme Board strong leadership, risk management, oversight, and governance skills. As Secretary of the Army, Mr. West had statutory responsibility for all matters relating to the United States Army, including an annual budget of approximately $60 billion and a work force of approximately one million. As Secretary of Veterans Affairs, Mr. West was responsible for the operation of nationwide programs for healthcare, financial assistance, and burial benefits, with an annual budget of $48 billion and approximately 200,000 employees. Mr. West’s leadership, financial, and management experiences are beneficial to Krispy Kreme as it continues to expand as a domestic and international organization, with personnel, suppliers, and franchisees spread worldwide. With more than twelve years of service to the Board, Mr. West brings deep institutional knowledge and perspective regarding Krispy Kreme’s strengths, challenges, and opportunities. In addition, Mr. West has extensive community relations experience as a result of his service with Boy Scouts of America, The Atlantic Council, World Affairs Council, Center for the Study of the Presidency and Congress, MedStar Health, and Greater Washington Board of Trade.

Other Directorships: Director of Bristol-Myers Squibb Company, a global biopharmaceutical company, since 2008; Director of FuelCell Energy, Inc., a manufacturer of high-efficiency power plants, since 2008. Mr. West also served on the Board of Directors of AbitibiBowater Inc., a paper products company, from 2002 to 2010.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Continuing Directors
C. Stephen Lynn Nashville, TN Director since 2007 Independent Nominating and Corporate Governance Committee

Mr. Lynn, 65, has served since January 2012 as founder and managing partner of RP3, LLC, a consulting and mergers and acquisitions firm focusing on franchising and restaurant chains. From 2009 to August 2012, Mr. Lynn was Chairman of the Board of Directors of BBAC, LLC, an investment partnership that privately held Back Yard Burgers, Inc., a quick service restaurant chain. Mr. Lynn was Chief Executive Officer of Back Yard Burgers, Inc. from 2007 to 2010 and was a Director from 2005 to August 2012. Additionally, Mr. Lynn has served as Chairman of Cummings Incorporated, a fully integrated provider of branding services to national and regional accounts, from 1999 to 2011; Chairman and Chief Executive Officer of Shoney’s, Inc. from 1995 to 1998; and Chairman and Chief Executive Officer of Sonic Corporation from 1983 to 1995. Mr. Lynn began his franchising experience as Director of the Distribution Division at Kentucky Fried Chicken Corporation from 1973 to 1978.

Mr. Lynn brings strong leadership, franchising, strategic-planning, and business-development skills to the Krispy Kreme Board through his vast experience in the quick-service and casual/family-dining restaurant segments of the industry. His executive positions at Sonic, Shoney’s, and Back Yard Burgers provide franchising, business-development, and risk-assessment and management skills that are directly applicable to Krispy Kreme’s business. Mr. Lynn has been recognized as an authority in franchising and was the 1993 Chairman of the International Franchise Association (IFA), a membership organization of franchisors, franchisees, and suppliers. He was inducted into the IFA’s Hall of Fame in 1997. Mr. Lynn’s experience as a leader in the franchising community is valuable to Krispy Kreme’s domestic and international franchising and growth strategies. Mr. Lynn is active in, and brings experience from, many community and civic organizations through his service on the Board of Directors of Tennessee Tech University Foundation, and The National Cowboy and Western Heritage Museum.

Other Directorships: Mr. Lynn served on the Board of Directors of Back Yard Burgers, Inc. from 2005 to 2012, as Chairman of BBAC, LLC from 2009 to 2012, and as Chairman of Cummings Incorporated from 1999 to 2011.

Name, Residence, Length of
Tenure as a Director,
Independence, Committee(s)	Information About the Continuing Directors
Michael H. Sutton Williamsburg, VA Director since 2004 Independent Audit Committee

Mr. Sutton, 72, has served as an independent consultant on accounting and auditing regulation issues since 1999. He served as Chief Accountant at the SEC from 1995 to 1998, with responsibility for formulating SEC policy on financial accounting and reporting by public companies. Prior to that position, Mr. Sutton was a senior partner and National Director, Accounting and Auditing Professional Practice, of Deloitte & Touche LLP.

Mr. Sutton’s extensive experience in public accounting, financial reporting, and risk-management, and as Chief Accountant at the SEC, makes him uniquely qualified to contribute greatly to the Company’s financial reporting and disclosure processes and its compliance with legal and regulatory requirements. Mr. Sutton qualifies as an “audit committee financial expert” under SEC guidelines.

Other Directorships: Mr. Sutton served on the Board of Directors of Allegheny Energy, Inc., a previously public utility holding company, from 2004 to 2011 when it merged with, and became a subsidiary of, First Energy Corporation. Mr. Sutton also served on the Board of Directors of American International Group, Inc., an insurance and financial services company, from 2005 to 2009.

Lizanne Thomas Atlanta, GA Director since 2004 Independent Compensation Committee Nominating and Corporate Governance Committee (Chair)

Ms. Thomas, 55, serves as the Partner-in-Charge of the Atlanta office of Jones Day, and has been practicing corporate law since 1982. She heads Jones Day’s global corporate governance team. Ms. Thomas regularly advises clients with respect to public and private mergers and acquisitions, corporate finance, corporate and securities compliance, disclosure and fiduciary issues, and executive compensation.

Ms. Thomas’ background as a legal adviser to public companies for over 30 years provides the Krispy Kreme Board with extensive securities regulation, corporate governance, and risk-management experience. Her experience in advising companies in the food industry and managing the 150-lawyer Atlanta office of Jones Day gives her valuable insights into Krispy Kreme’s challenges, opportunities, and operations. Ms. Thomas has taught corporate governance in lectures and panel presentations for leading business organizations, companies, and universities throughout the world, which experience makes her uniquely qualified to chair the Board’s Nominating and Corporate Governance Committee. Ms. Thomas also provides governance and community-service skills and experience gained through her service as a member of the Board of Trustees of the Georgia Research Alliance, where she serves as the Chair of the Audit Committee, and as a member of the Executive Committee of the Board of Directors of the Metro Atlanta Chamber of Commerce.

Other Directorships: None.

DIRECTOR COMPENSATION

     The table below summarizes the aggregate amounts of compensation received by our non-management directors during the fiscal year ended February 3, 2013.

Director Compensation

     Our non-management directors received the following aggregate amounts of compensation during the fiscal year ended February 3, 2013.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or paid		Option	Incentive Plan	Deferred	All Other
	in Cash	Stock Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)(2)	($)(3)	($)	Earnings	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Blixt	$60,000	$120,003	—	—	—	$1,200	$181,203
Lynn Crump-Caine	67,500	120,003	—	—	—	1,200	188,703
C. Stephen Lynn	60,000	120,003	—	—	—	1,200	181,203
Robert S. McCoy, Jr.	95,000	120,003	—	—	—	1,200	216,203
Andrew J. Schindler	60,000	120,003	—	—	—	1,200	181,203
Michael H. Sutton	60,000	120,003	—	—	—	1,200	181,203
Lizanne Thomas	67,500	120,003	—	—	—	1,200	188,703
Togo D. West, Jr.	60,000	120,003	—	—	—	1,200	181,203
____________________

(1)	This table does not include director compensation for Mr. Morgan, the Company’s Chief Executive Officer, who receives no compensation for his service as a director and Chairman of the Board of Directors. The compensation received by Mr. Morgan as an employee of Krispy Kreme is shown below; see “Executive Compensation – Summary Compensation Table”.

(2)	Amount represents the grant date fair value of 9,231 restricted stock units granted to each of our non-management directors on January 27, 2013 in consideration of his or her service for fiscal 2014. On January 25, 2012, the Compensation Committee made grants of 17,070 restricted stock units (valued at approximately $120,000 on date of grant) to each of our non-management directors in consideration of his or her service for fiscal 2013. Because the latter grants were made in fiscal 2012, they were included in the Director Compensation Table of our 2012 Proxy Statement, which was filed with the SEC on May 11, 2012. As of February 3, 2013, the non-management directors held the following number of restricted stock units, which in each case do not include the 9,231 units which have not yet vested: Mr. Blixt – 203,764, Ms. Crump-Caine – 203,764, Mr. Lynn – 203,764, Mr. McCoy – 215,471, Mr. Schindler – 215,471, Mr. Sutton – 215,471, Ms. Thomas – 215,471 and Mr. West – 215,471.

(3)	As of February 3, 2013, the following non-management directors held the following number of stock options: Mr. McCoy – 15,542, and Mr. West – 16,550.

(4)	Represents fees paid at the rate of $300 per quarter for miscellaneous expenses. We also reimburse each director for travel and other expenses incurred to attend meetings of the Board of Directors and its committees, continuing education courses applicable to his or her role as a member of our Board of Directors and its committees, and such other meetings as requested by the Company; such reimbursements are not included in the amounts set forth herein.

Narrative to Director Compensation Table

     Set forth below is a description of the compensation arrangements for our non-management directors.

Fiscal 2013 Compensation

     Mr. Robert S. McCoy, Jr., Lead Independent Director, received an annual fee of $85,000. Each other non-management director received an annual fee of $60,000. The Chair of the Audit Committee (Mr. McCoy) received additional annual compensation of $10,000. The Chair of the Nominating and Corporate Governance Committee (Ms. Thomas) and the Chair of the Compensation Committee (Ms. Crump-Caine) each received additional annual compensation of $7,500. In addition to these fees, each director received fees of $300 per quarter for miscellaneous expenses. We also reimburse each director for travel and other expenses incurred to attend meetings of the Board of Directors and its committees and such other meetings as requested by the Company, and continuing education courses applicable to his or her role as a member of our Board of Directors and its committees.

     On January 25, 2012, the Compensation Committee made grants of 17,070 restricted stock units (valued at approximately $120,000 on date of grant) under our 2000 Stock Incentive Plan, as amended (“2000 Plan”), to each of our non-management directors in consideration of his or her service for fiscal 2013. Because these grants were made in fiscal 2012, they were included in the Director Compensation Table of our 2012 Proxy Statement, which was filed with the SEC on May 11, 2012. These units vested in four equal quarterly installments on April 25, July 25, and October 25, 2012 and January 25, 2013. Each non-management director elected to defer receipt of the shares underlying these restricted stock units, with the exception of Mr. West. The deferred shares will be distributed in a single lump sum following the termination of his or her service on the Board of Directors.

     The Company has entered into indemnification agreements with each current director providing (1) advancement by the Company prior to the final disposition of any indemnifiable claim of any and all expenses relating to any indemnifiable claim paid or incurred by the director or which the director determines are reasonably likely to be paid or incurred by the director; (2) reimbursement of any and all expenses paid or incurred by the director or which the director determines are reasonably likely to be paid or incurred by the director in connection with any claim made by the director for (a) indemnification or reimbursement or advance payment of expenses by the Company, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether the director ultimately is determined to be entitled to such indemnification, reimbursement, advancement or insurance recovery, as the case may be; and (3) liability insurance for the duration of the director’s service as a director of the Company.

Fiscal 2014 Compensation

     The Compensation Committee reviewed the compensation arrangements for our non-management directors and recommended to the Board of Directors that no changes be made to the compensation package for fiscal 2014. On January 27, 2013, the Compensation Committee made equity grants of 9,231 restricted stock units (valued at approximately $120,000 on date of grant) under our 2012 Stock Incentive Plan (“2012 Plan”), to each of our non-management directors in consideration of his or her service for fiscal 2014. These units will vest in four nearly equal quarterly installments on April 27, July 27 and October 27, 2013 and on January 27, 2014, or earlier upon the director’s death or disability, or the director’s failure to be nominated or elected to serve on the Board of Directors within two years of a change in control of the Company. All non-management directors elected to defer receipt of the shares underlying these restricted stock units, with the exception of Mr. Sutton. The deferred shares will be distributed in a single lump sum following the termination of his or her service on the Board of Directors, provided that any units that have not vested prior to his or her termination of service will be forfeited.

Stock Ownership Guidelines – Directors

     As with our officers, we believe that our directors should be encouraged to own our common stock to further align their interests with those of our shareholders. In order to ensure that the directors maintain this alignment, the Board of Directors has adopted stock ownership guidelines to which all directors are expected to adhere. Under such guidelines, each director is expected to own stock valued at 500% of his or her annual cash retainer.

     To ease the financial burden of achieving these levels of stock ownership while ensuring that they will be met over time, it is expected that directors will utilize the grants under our 2012 Plan (or a former plan) to reach the level of stock ownership required by the guidelines. In this regard, until the levels of ownership outlined above are achieved, directors are expected to retain 50% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock units received under the Company’s 2012 Plan (or a former plan). As of February 3, 2013, the aggregate value of common stock owned by each director, including, where applicable, the value of vested restricted stock units whose receipt has been deferred by the director until the termination of his or her service as a director, exceeded the ownership guideline.

Equity Retention Policy – Directors

     In addition to the Company’s stock ownership guidelines, the Board of Directors has adopted a formal equity retention policy that generally requires each director to retain not less than 75% of all shares, net of taxes and transaction costs, acquired pursuant to an award granted after the effectiveness of the policy under any Krispy Kreme equity compensation plan or other written compensatory arrangement. The retention period remains in effect until the termination of the director’s service to Krispy Kreme. The policy also prohibits directors from entering into puts, calls or other derivative positions with respect to shares of Krispy Kreme’s common stock.

Securities Trading Policy – Directors

     On November 7, 2012, the Company amended its securities trading policy to prohibit any hedging and any future pledging of Krispy Kreme securities by directors. The revised policy prohibits directors from purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, delayed delivery contracts and exchange traded funds, that is designed to hedge or offset any risk of decrease in the market value of Krispy Kreme securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Chair Lynn Crump-Caine, Lizanne Thomas, and Togo D. West, Jr. None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers who are not serving or nominated as directors:

Name	Information About the Executive Officers
Cynthia A. Bay

Ms. Bay, 55, has served as Senior Vice President of U.S. Franchises and Company Stores since August 2011. Ms. Bay joined Krispy Kreme in July 2008 as Senior Vice President of Company Store Operations. From 2006 to 2008, Ms. Bay was an independent consultant focused on operations, training, and development. Formerly, she held various management positions within McDonald’s Corporation from 1981 to 2006, where she gained extensive leadership experience in multi-unit operations, training, and franchising. Most recently, Ms. Bay was Vice President of Operations, Training, and Franchising at McDonald’s Corporation from 2003 to 2006.

G. Dwayne Chambers

Mr. Chambers, 47, has served as Senior Vice President and Chief Marketing Officer since September 2010. Prior to joining Krispy Kreme, Mr. Chambers was Senior Vice President of Marketing and Brand Development at Luby’s Fuddruckers Restaurants, Inc. from 2009 to 2010. Prior to that, Mr. Chambers was Chief Marketing Officer at Noodles & Company from 2006 to 2009, Vice President of Marketing at Red Robin Gourmet Burgers, Inc. from 2003 to 2006, and Vice President of Marketing at Sonic Corporation from 1999 to 2003. Mr. Chambers’ experience also includes 11 years of advertising agency work at Moroch and Associates where he served as Vice President and directed the McDonald’s account for over 2,000 locations.

Kenneth J. Hudson

Mr. Hudson, 62, has served as Senior Vice President of Human Resources and Organizational Development since February 2005. He joined Krispy Kreme in October 2003 as Vice President of Human Resources. From January 2000 to August 2003, Mr. Hudson was Vice President of Human Resources at Lexington Home Brands. Prior to joining Lexington Home Brands, he had general management experience in operations and human resources in various public and privately-held companies, including Delta Airlines, Thomas Built Busses, Blessings Corporation, and General Electric Company. Through these different company assignments, Mr. Hudson developed expertise in new business startups in Europe and the United States, and domestic and international mergers and acquisitions.

Darryl R. Marsch

Mr. Marsch, 47, has served as Senior Vice President, General Counsel and Secretary since February 2012 and as Senior Vice President and General Counsel since September 2008. Mr. Marsch joined Krispy Kreme in May 2007 as Vice President and Associate General Counsel. Prior to that, Mr. Marsch was Senior Counsel for R.J. Reynolds Tobacco Company from November 1998 to May 2007. From September 1991 to October 1998, Mr. Marsch was an associate at the law firm of Jones Day in Washington, D.C.

Douglas R. Muir

Mr. Muir, 59, has served as Executive Vice President and Chief Financial Officer since June 2007. He joined Krispy Kreme as Chief Accounting Officer in June 2005. Mr. Muir had been a consultant to the Company since December 2004. From 1993 to 2004, he held various senior financial management positions with Oakwood Homes Corporation, including Executive Vice President and Chief Financial Officer. Prior to joining Oakwood Homes, Mr. Muir had a 17-year career at Price Waterhouse, including as an audit partner from 1988 to 1993. Mr. Muir is a certified public accountant.

Name	Information About the Executive Officers
M. Bradley Wall

Mr. Wall, 41, is Senior Vice President of Supply Chain and Off-Premises Operations, a role which he has served since April 2008. He served as Senior Vice President of Supply Chain from February 2007 to April 2008. Prior to that, Mr. Wall served as our Vice President of Manufacturing Operations from July 2005 to February 2007, Vice President of Beverage Operations from February 2004 to July 2005 and Vice President of Business Development from February 2003 to February 2004. Prior to that, he held various management positions in our Business Development Department and Financial Planning and Analysis Department. Mr. Wall joined Krispy Kreme in July 1995 as a systems analyst.

Jeffrey B. Welch

Mr. Welch, 59, is Senior Vice President and President – International, a role which he has served since August 2008. He served as Senior Vice President and General Manager of Global Franchise Operations and Development from August 2007 to August 2008. He joined the Company as Senior Vice President of Development in April 2004. Prior to that, he was Vice President of International Real Estate with The Home Depot, Inc. from September 1999 to April 2004. From 1991 to 1999, Mr. Welch held various positions with Yum! Brands, Inc., the last being Vice President of Franchising and Business Development for Europe, Africa, and the Middle East.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to securities authorized for issuance under all of the Company’s equity compensation plans as of February 3, 2013.

Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted Average	Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column) (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved
by security holders	8,054,257 (1)	$8.15 (2)	5,255,337 (3)
Equity compensation plans not approved
by security holders	—	—	—
____________________

(1)	Includes 5,206,543 shares of common stock issuable pursuant to the exercise of outstanding stock options, 1,238,156 shares of common stock issuable pursuant to restricted stock units granted to employees that have not yet vested, 1,609,558 shares of common stock issuable pursuant to restricted stock units granted to directors that have vested but with respect to which the director has elected to defer issuance of the shares until the completion of the director’s service on the Board of Directors. These awards were granted under the Company’s 2000 Stock Incentive Plan and the Company’s 2012 Stock Incentive Plan. The Company’s 2012 Stock Incentive Plan, which was approved by shareholders on June 12, 2012, replaced the Company’s 2000 Stock Incentive Plan, which expired on June 30, 2012.

(2)	Computed solely with respect to outstanding stock options.

(3)	Represents 3,255,337 shares of common stock which may be issued pursuant to awards under the 2012 Stock Incentive Plan and 2,000,000 shares of common stock which may be issued pursuant to awards under the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each employee of the Company or any participating subsidiary (other than those whose customary employment was for not more than five months per calendar year) was eligible to participate after the employee completed 12 months of employment, and each participant could elect to purchase shares of Company common stock at the end of quarterly offering periods. The amount of shares that could be purchased was based on the amount of payroll deductions a participant elected to have withheld and applied at the end of the purchase period to the purchase of shares (ranging from 1 to 15% of the participant’s base compensation). The purchase price for the shares was the lesser of the fair market value of the shares on the first day of the purchase period or the last day of the purchase period. Effective October 21, 2005, the Company halted purchases under the Employee Stock Purchase Plan.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN OUR 2013 PROXY STATEMENT
(Item Number 2 on the Proxy Card)

     The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires us to periodically hold (a) advisory votes to approve the compensation of our Named Executive Officers, as disclosed in our Proxy Statement for such meeting in accordance with the rules of the SEC (the “Say on Pay Vote”), and (b) advisory votes on the frequency of the Say on Pay Vote in the future (the “Frequency Vote”). A Frequency Vote was held at our 2011 annual meeting of shareholders. In light of the shareholder outcome at our 2011 annual meeting of shareholders with respect to the Frequency Vote (and consistent with the Board’s recommendation), we determined to include the Say on Pay Vote in our proxy materials for each annual meeting of shareholders until the next Frequency Vote, which will occur no later than our 2017 annual meeting of shareholders.

     Krispy Kreme compensates its executive officers using a pay-for-performance philosophy by rewarding its executive officers for achievements that support the mission and strategic objectives of the Company. The Board of Directors believes the compensation program focuses on measurable, performance-based criteria that drive sustainable growth, integrate actionable strategic and operational goals that are within the control of management, and align the interests of our executive officers with the interests of our shareholders. This approach has allowed Krispy Kreme to attract and retain well-qualified employees over the years.

     Shareholders are encouraged to review the section below under “Executive Compensation – Compensation Discussion and Analysis” for more information on Krispy Kreme’s compensation program for its executive officers. Highlights of our executive officer compensation program and policies are as follows:

  We monitor the executive compensation levels of companies of generally similar revenue size that operate in the food service and manufacturing businesses, with the objective of providing total compensation opportunities to our executive officers that are near the median of our peer group.

  To motivate our executive officers and to align their interests with those of our shareholders, we provide annual incentives designed to reward our executive officers for the attainment of short-term goals, and long-term incentives designed to reward them for increases in shareholder value over time.

  We provide executive officers with long-term incentives in the form of stock options or restricted stock units. The ultimate value of these awards is directly related to the price of the Company’s common stock; therefore, these equity-based awards link compensation with the long-term price performance of our stock and the interests of Krispy Kreme’s shareholders. In addition, equity awards are generally subject to vesting contingent on continued service, which promotes the retention of highly valued executive officers, including the Named Executive Officers.

  The 2012 Plan provides that (a) stock options, stock appreciation rights and restricted stock granted to employees under the 2012 Plan will generally be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria other than continued service; (b) underwater stock options and stock appreciation rights may not be repriced or exchanged for cash or other options, stock appreciation rights or other equity awards without shareholder approval; and (c) dividends on performance-based awards may only be paid if and to the extent the award is earned.

  Our current forms of equity award agreements provide that no vesting of awards will occur upon a change in control unless awards are not assumed or substituted by the surviving company or, if the award is assumed or substituted, a qualifying termination (termination by the participant for good reason or by the Company without cause) occurs within two years following (or six months before, but contingent upon) a change in control.

  We have adopted stock ownership guidelines that also closely align executives’ interests with those of shareholders. Under the guidelines, our Chief Executive Officer is expected to own stock valued at 600% of his annual base salary, executive officers with the title of Senior Vice President and above are expected to own stock valued at 200% of their respective base salaries, and officers with the title of Vice President are expected to own stock valued at 100% of their respective base salaries.

  We maintain a compensation recovery policy, which calls for Krispy Kreme to require reimbursement of all or a portion of any bonus, incentive payment, equity-based award or other compensation or profits received by any executive officer and certain other senior officers following any “detrimental conduct” by such person. In addition, our current equity award agreements provide for forfeiture of awards, shares issued pursuant to awards, and gain from the sale of such shares if a covered participant engages in certain detrimental conduct.

  We maintain an equity retention policy that generally requires each executive officer, including the Named Executive Officers, to retain until the earlier of termination of employment or retirement eligibility not less than 50% of all shares acquired pursuant to an award granted after the effectiveness of the policy under any Krispy Kreme equity compensation plan or other written compensatory arrangement. Each retirement-eligible executive officer is required to retain not less than 25% of such shares.

  The employment agreements with our executive officers only provide certain benefits in the event a qualifying termination (termination by the executive for good reason or by the Company without cause) occurs within two years following a change in control, also known as a “double-trigger” requirement. The employment agreements also do not provide for payment of tax gross-ups on any severance payments that would be made in connection with a change in control and establish a fixed term for our Chief Executive Officer’s agreement.

  On November 7, 2012, we amended the Company’s securities trading policy to prohibit any hedging or any future pledging of Krispy Kreme securities by executive officers. The revised policy prohibits executive officers from purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, delayed delivery contracts and exchange traded funds, that is designed to hedge or offset any risk of decrease in the market value of Krispy Kreme securities.

     We are requesting shareholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This Say on Pay Vote gives our shareholders the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. At the 2012 annual shareholder meeting, 97.4% of shares voting voted in support of the compensation of our Named Executive Officers as described in our 2012 proxy statement.

     This is an advisory vote and is non-binding on the Board of Directors and the Compensation Committee. Although non-binding, Krispy Kreme values the opinions of its shareholders, and the Board of Directors and the Compensation Committee will consider the results of this vote when making future decisions regarding executive compensation.

     For the reasons stated above, we recommend a vote in favor of the following advisory resolution at our Annual Meeting:

     “RESOLVED, that the compensation paid to Krispy Kreme’s Named Executive Officers, as disclosed in the Proxy Statement for our 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, executive officer compensation tables and related narrative discussion, is hereby APPROVED.”

     The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

     Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. The Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in more than 740 locations around the world.

      The Company continued to increase operating performance during fiscal 2013. As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our 2013 Form 10-K, our fiscal 2013 financial results were strong relative to our fiscal 2012 results. The following table highlights the year-over-year comparison of some of the key financial metrics that we use in evaluating the Company’s performance for the purpose of making compensation decisions.

Performance Measures	Fiscal Year 2013	Fiscal Year 2012	% Change
Consolidated EBITDA(1)	$62.7 million	$55.7 million	12.6%
Revenue(1)	$435.8 million	$403.2 million	8.1%
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(1)	As defined below under “Elements of Executive Compensation – Annual Incentives.” Amounts shown for Consolidated EBITDA are before provision for cash incentive compensation for employees, including our Named Executive Officers.

     Our financial performance along with the individual performance of our executive officers served as key factors in determining compensation for fiscal 2013, including as follows:

  In light of the positioning of Krispy Kreme’s salaries for the Named Executive Officers as compared to similarly situated executives in the Company’s peer group of companies, the Compensation Committee determined certain base salaries of Named Executive Officers should be nominally increased for fiscal 2013. The Company’s operating results and performance have improved at rates that outpace increases in compensation to our Named Executive Officers.

  Consolidated EBITDA and Revenue were the metrics for our Named Executive Officers’ annual cash incentive awards for fiscal 2013. These metrics provide for a balanced approach to measuring annual performance and tie our Named Executive Officers’ compensation directly to the Company’s cash flow and long-term profitability. The Company’s Consolidated EBITDA and Revenue performance exceeded the maximum and target performance levels, respectively, established by our Compensation Committee for fiscal 2013 and, accordingly, bonuses were paid to our Named Executive Officers as more fully described under “Elements of Executive Compensation – Annual Incentives.”

  Long-term incentive compensation in the form of stock options and, in fiscal 2013, restricted stock units, continues to make up a substantial portion of the compensation for each of our Named Executive Officers. The ultimate value of equity awards is directly influenced by the price of the Company’s stock; therefore, these equity-based awards link compensation with the long-term price performance of our stock and the interests of Krispy Kreme’s shareholders. In addition, equity awards are generally subject to vesting contingent on continued service, which promotes the retention of highly valued executive officers.

     Krispy Kreme’s executive compensation program in fiscal 2013 was based upon the Company’s compensation governance framework and our overall pay-for-performance philosophy, which are demonstrated by:

  Our compensation recovery policy, which calls for Krispy Kreme to require reimbursement of all or a portion of any bonus, incentive payment, equity-based award or other compensation or profits received by any executive officer and certain other senior officers following certain “detrimental conduct” by such person.

  Our equity retention policy that generally requires each executive officer, including the Named Executive Officers, to retain until the earlier of termination of employment or retirement eligibility not less than 50% of all shares (25% in the case of executive officers who are eligible to retire), net of taxes and transaction costs, acquired pursuant to an award granted after the effectiveness of the policy under any Krispy Kreme equity compensation plan or other written compensatory arrangement.

  Our stock ownership guidelines to which all officers, including our Named Executive Officers, are expected to adhere, which require that our officers own specified amounts of Krispy Kreme stock.

  Our securities trading policy that prohibits our directors, Named Executive Officers, and other executive officers from any hedging or any future pledging of Krispy Kreme securities. Specifically, this policy prohibits these persons from entering into puts, calls or other derivative positions with respect to Krispy Kreme securities, and from purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, delayed delivery contracts and exchange traded funds, that is designed to hedge or offset any risk of decrease in the market value of Krispy Kreme securities.

  The Compensation Committee’s consideration of internal pay equity-analyses when making compensation determinations with regard to the Named Executive Officers.

  The Compensation Committee’s consideration of compensation that is potentially available to our Named Executive Officers under our compensation programs, as well as the amount of total compensation that our Named Executive Officers have previously accumulated under our programs.

  Our risk-management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation policies and practices and risk.

     The Compensation Committee additionally monitors the results of the annual advisory Say on Pay vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. At the 2012 annual shareholder meeting, 97.4% of shares voting voted in support of the compensation of our Named Executive Officers, as described in our 2012 proxy statement. In fiscal 2013, the Compensation Committee considered these results and continued to apply the same principles in determining the amounts and types of executive compensation.

     We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program. In the following discussion, we have provided information about the fiscal 2013 compensation of the Named Executive Officers.

Compensation Philosophy

     Our compensation policy emanates from our philosophy that compensation should reward employees, including our Named Executive Officers, for achievements that support the mission and strategic objectives of Krispy Kreme. This, in turn, will allow us to attract and retain well-qualified employees, including our Named Executive Officers.

     Our compensation program for executive officers, which includes our Named Executive Officers, is designed around three primary components, as highlighted in the table below. The Company considers pay as a whole, and there is no specific pre-established weighting given to any particular component. Our objective is to link executive compensation to our long-term economic performance and to align the interests of our executive officers with the interests of our shareholders. Total direct compensation is comprised of a blend of the three primary components of compensation noted below in an effort to achieve these policies and objectives. In practice, we have targeted total direct compensation for each of our Named Executive Officers to be at or around the median total compensation for similar executive officers of the peer group of companies described below under “Determining Executive Compensation — Peer Group Review.” As part of the overall compensation package, we also provide our Named Executive Officers with employee benefits consistent with those offered to all employees.

Compensation Element	What the Element Rewards	Purpose and Key Features
Base Salary	Individual performance, level of experience, expected future performance and contributions to Krispy Kreme.

Provides competitive level of fixed compensation determined by the market value of the position, with actual salaries determined based on the facts and circumstances of each executive officer and each individual position.

Annual Cash Incentive	Achievement of specified financial and operational performance targets (Consolidated EBITDA and Revenue in fiscal 2013).

Based on the annual performance of Krispy Kreme; provides variable pay opportunity for short-term performance.

Performance levels (threshold, target, maximum) are established to incentivize our executive officers to achieve or exceed annual financial and/or operational goals.

Long-Term Equity Incentive Awards

Achievement of results that positively affect the performance of Krispy Kreme’s stock; the ultimate value of equity awards is directly related to the price of the Company’s common stock.

Vesting requirements promote retention of highly valued executive officers, including the Named Executive Officers.

Provides at-risk variable pay opportunity for long-term performance; focuses executive officers on the creation of long-term shareholder value.

Equity incentive awards are generally subject to vesting contingent on continued service. Shares subject to awards also are subject to stock ownership and equity retention guidelines after vesting or exercise.

Individual equity incentive awards are intended to tie the interests of executive officers, including Named Executive Officers, directly to the interests of our shareholders.

Determining Executive Compensation

Peer Group Review

     Among the factors that the Compensation Committee considers in determining executive compensation are the compensation policies and practices of companies with which we compete for talent. In fiscal 2010, the Compensation Committee’s compensation consultant, Frederic W. Cook & Co. (“Frederic Cook”), assisted the Compensation Committee in reviewing and reconstituting its peer group of companies in order to more closely reflect the revenue size of Krispy Kreme and the food service and manufacturing aspects of Krispy Kreme’s business model. The

Company’s peer group for fiscal 2013 is a group of publicly traded U.S.-based companies of generally similar revenue size that operate in the food service and manufacturing businesses, with similar metrics, markets, and challenges as those of the Company (the “Peer Group”). Frederic Cook periodically analyzes the total compensation opportunities being offered by these companies, the compensation vehicles being used by them to deliver compensation and their administrative policies and practices. In addition, Frederic Cook quantifies the aggregate share usage of these companies in connection with their long-term equity grant programs and looks at this information both on a share dilution basis as well as a value basis. Frederic Cook also periodically analyzes competitive pay and practices data contained in surveys published by various other compensation consulting organizations. The Compensation Committee determined that no changes to the Peer Group were required in connection with determining the compensation for our executive officers for fiscal 2013.

     The Peer Group review conducted in fiscal 2010 resulted in the designation by the Compensation Committee of the following 23 companies as the Peer Group:

	Revenue ($M)
	(Most Recently Completed
Company	Fiscal Year at Time of Review)	Industry
AFC Enterprises, Inc.	$167	Restaurants
American Italian Pasta Company	$569	Packaged Foods & Meats
B&G Foods, Inc.	$487	Packaged Foods & Meats
Benihana Inc.	$306	Restaurants
BJ’s Restaurants, Inc.	$374	Restaurants
Buffalo Wild Wings, Inc.	$422	Restaurants
California Pizza Kitchen, Inc.	$677	Restaurants
Caribou Coffee Company, Inc.	$254	Restaurants
Carrols Corporation	$816	Restaurants
Einstein Noah Restaurant Group, Inc.	$413	Restaurants
Farmer Bros. Co.	$266	Packaged Foods & Meats
J&J Snack Foods Corp.	$629	Packaged Foods & Meats
Jamba, Inc.	$343	Restaurants
Luby’s, Inc.	$318	Restaurants
McCormick & Schmick’s Seafood
Restaurants, Inc.	$391	Restaurants
Morton’s Restaurant Group, Inc.	$354	Restaurants
O’Charley’s Inc.	$931	Restaurants
Peet’s Coffee & Tea, Inc.	$285	Restaurants
Red Robin Gourmet Burgers, Inc.	$869	Restaurants
Rubio’s Restaurants, Inc.	$179	Restaurants
Ruth’s Hospitality Group, Inc.	$406	Restaurants
Tasty Baking Company	$174	Packaged Foods & Meats
Texas Roadhouse, Inc.	$880	Restaurants
Krispy Kreme	$384	Restaurants

     The Peer Group is reviewed periodically by the Compensation Committee in light of the competitive landscape and relative comparability of these companies. In March and April 2013, the Compensation Committee worked with Frederic Cook to review the Peer Group and assess the integrity of its composition and use for benchmarking executive compensation. The Compensation Committee reviewed the companies in its Peer Group and other similarly sized companies in its industry using three criteria: size (revenue and market capitalization), industry, and business characteristics. In addition, with the assistance of Frederic Cook, the Compensation Committee reviewed those companies that have identified Krispy Kreme as its peer, as well as those companies investor analysts have identified as competitors for investment capital. Due to merger and acquisition activity in recent years, several companies in the Peer Group were no longer viable peers for compensation purposes and were excluded. Other companies within the restaurant and packaged foods industries that were similar in size (revenue and market capitalization) and form as Krispy Kreme were determined to be more suitable peers. Based on this review and analysis, the Compensation Committee approved a new peer group to be used in connection with determining the compensation for our executive officers for fiscal 2014. The Compensation Committee approved and designated the following 18 companies as the new peer group:

	Revenue ($M)
	(Trailing Four Quarters	Market Cap
Company	at Time of Review)	($M)	Industry
AFC Enterprises, Inc.	$179	$869	Restaurants
B&G Foods, Inc.	$634	$1,612	Packaged Foods & Meats
BJ’s Restaurants, Inc.	$708	$936	Restaurants
Bravo Brio Restaurant Group, Inc.	$409	$311	Restaurants
CEC Entertainment, Inc.	$803	$592	Restaurants
Denny’s Corporation	$488	$546	Restaurants
DineEquity, Inc.	$850	$1,321	Restaurants
Einstein Noah Restaurant Group, Inc.	$427	$254	Restaurants
Farmer Bros. Co.	$497	$240	Packaged Foods & Meats
Fiesta Restaurant Group, Inc.	$510	$628	Restaurants
J&J Snack Foods Corp.	$850	$1,445	Packaged Foods & Meats
Jamba, Inc.	$229	$235	Restaurants
Papa John’s International, Inc.	$1,343	$1,388	Restaurants
Post Holdings, Inc.	$976	$1,402	Packaged Foods & Meats
Red Robin Gourmet Burgers, Inc.	$977	$640	Restaurants
Ruth’s Hospitality Group, Inc.	$399	$339	Restaurants
Sonic Corp.	$538	$724	Restaurants
Tootsie Roll Industries, Inc.	$550	$1,793	Packaged Foods & Meats
Krispy Kreme	$436	$942	Restaurants

Compensation Consultant

     The Compensation Committee has engaged Frederic Cook as its independent compensation consultant. Frederic Cook has been the Compensation Committee’s compensation consultant for over twelve years. Due to this long tenure, the Compensation Committee conducted a search and bidding process for compensation consultants in fiscal 2012 and fiscal 2013, which included Frederic Cook as a participant. After researching and screening compensation consulting leaders that serve the Company’s industry and size, the Compensation Committee conducted interviews with four final candidate firms, which included Frederic Cook. In June 2012, the Compensation Committee approved retaining Frederic Cook as its independent compensation consultant due to its skill sets, strengths, institutional knowledge, professionals, industry knowledge, and resources.

     Frederic Cook provides research, market data, survey information, and design expertise in developing compensation programs for executives and equity programs for eligible employees. In addition, Frederic Cook keeps the Compensation Committee apprised of competitive and regulatory activities related to executive compensation practices. Frederic Cook conducted a comprehensive executive compensation review in the fourth quarter of fiscal 2010, which formed the basis of our executive compensation decisions for fiscal 2011, fiscal 2012 and fiscal 2013. In this review, Frederic Cook prepared summaries analyzing the compensation of the Company’s executives relative to the compensation levels for executives at our peer companies. In fiscal 2013, Frederic Cook advised the Company regarding certain modifications to our compensation and governance programs in order to meet evolving “best practices” standards and raise the Company’s Governance QuickScore, ISS’s current governance score system. Frederic Cook also advised the Company in the design of the 2012 Plan.

     Frederic Cook does not determine or recommend the exact amount or form of executive compensation for any of the Named Executive Officers. All of Frederic Cook’s work is performed at the direction of the Compensation Committee. In connection with its engagement of Frederic Cook, the Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules. After reviewing these and other factors, the Compensation Committee determined that Frederic Cook was independent and that its engagement did not present any conflicts of interest.

Management’s Role in Setting Executive Compensation

     Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Named Executive Officers, the Chief Executive Officer and the Senior Vice President of Human Resources and Organizational Development make recommendations (often in consultation with Frederic Cook) regarding annual adjustments to the Named Executive Officers’ salaries and incentive award opportunities, as well as the design of the incentive programs. The Senior Vice President of Human Resources and Organizational Development participates in the recommendation process with respect to himself, but the other Named Executive Officers (including the Chief Executive Officer) do not participate in the recommendation process with respect to themselves.

Elements of Executive Compensation

     After consulting with the Chief Executive Officer and the Senior Vice President of Human Resources and Organizational Development, and taking into consideration Krispy Kreme’s financial performance and operational goals, the Compensation Committee elected to retain the basic compensation structure from fiscal 2012 for fiscal 2013, including the mix of short-term and long-term compensation for the Chief Executive Officer and each of the other Named Executive Officers.

Base Salary

     We pay base salary to attract talented executives and to provide a fixed base of cash compensation. Salaries for executive officers, including the Named Executive Officers, are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities, the executive’s expected future contributions to Krispy Kreme, and the range of salaries for similar positions at peer companies. Base salaries for Named Executive Officers are targeted to be at or around the median as compared to the Peer Group. However, actual salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each Named Executive Officer, including the breadth, scope, and complexity of the Named Executive Officer’s role, the executive’s expected future contributions to Krispy Kreme, the Named Executive Officer’s current compensation and individual performance, internal pay equity, and cost to the Company.

     Krispy Kreme believes that a significant portion of a Named Executive Officer’s compensation should be variable, based on the performance of the Company. Accordingly, base salary plays a modest role in the overall total compensation of the Named Executive Officers.

     As discussed in more detail below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements,” we have entered into employment agreements with James H. Morgan, Douglas R. Muir, Jeffrey B. Welch, M. Bradley Wall and Cynthia A. Bay (our Named Executive Officers). Each of these agreements has provisions that set the minimum base salary of the executives, subject to adjustment upward (but not downward) by the Compensation Committee. Under the agreements, if the base salary is adjusted upward, then the increased amount becomes the new base salary amount for all purposes under the agreements. In its review of base salaries for fiscal 2013, the Compensation Committee considered the Company’s operating results and the positioning of Krispy Kreme’s salaries for the Named Executive Officers as compared to similarly situated executives in the Company’s Peer Group. Based on that review, the Compensation Committee approved base salary increases in an aggregate amount of $60,200 for the Named Executive Officers. Effective May 1, 2012, the annual base salaries were increased to $721,000, $367,700, $362,500, $309,000, and $309,000 for Messrs. Morgan, Muir, Welch and Wall and Ms. Bay, respectively. For fiscal 2014, the Compensation

Committee conducted a similar review and determined that the base salaries for the Named Executive Officers should be increased effective May 1, 2013 to $742,630, $379,000, $374,000, $318,000 and $318,000 for Messrs. Morgan, Muir, Welch and Wall and Ms. Bay, respectively.

Annual Incentives

     As a component of total compensation, the Compensation Committee chooses to provide annual cash incentive opportunities to Krispy Kreme’s Named Executive Officers to drive the achievement of key financial and operating results for the Company and to recognize individuals based on their contributions to those results. Annual incentives are generally only paid when established performance metrics are met, and thus, the amounts payable correspond with Company performance. Krispy Kreme recognizes that short-term results can have a meaningful bearing on long-term increases in shareholder value.

     Annual cash incentives for Named Executive Officers are determined under our annual incentive plan. This plan ties the incentive compensation payable to the Named Executive Officers to the attainment of specific, objective performance targets, thereby aligning the interests of management with the interests of our shareholders. These targets, which are selected by the Compensation Committee, are based on performance metrics relevant to our business plans and may include targets based on revenues, Consolidated EBITDA, cash flow from operations, other company performance metrics and, to reflect the importance of building sustainable growth, other measurements based on progress in achieving our mission and strategic objectives. The targets will not be based, implicitly or explicitly, on meeting or exceeding any earnings guidance, consensus earnings estimates or similar measures. Performance targets are determined on an annual basis and awards are generally payable (in compliance with applicable tax rules regarding deferred compensation) in the first quarter of the fiscal year following the year in which performance is tested.

     The amount of cash incentive awards potentially payable to Named Executive Officers is determined based on (1) a target cash bonus amount that is set as a percentage of an individual officer’s salary and (2) how the Company’s actual operating results compare to the specified performance targets.

     The Compensation Committee has the authority under the annual incentive plan to adjust any payment amount with respect to the Named Executive Officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen. Also, actual payment of any incentive award is pursuant to final approval by, and in the discretion of, the Compensation Committee.

     For fiscal 2013, Messrs. Morgan, Muir, Welch and Wall and Ms. Bay had a targeted cash bonus opportunity equal to 70%, 60%, 50%, 50% and 50%, respectively, of such officer’s annual base salary (the “Target Cash Bonus Amount”). See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” below. Each Named Executive Officer is eligible to receive a specified percentage of his or her Target Cash Bonus Amount based upon the achievement of performance metrics selected by the Compensation Committee. The performance metrics for fiscal 2013, as more fully described below, were the same for each of the Named Executive Officers.

     The Compensation Committee chose Consolidated EBITDA and Revenue as the performance metrics for fiscal 2013, weighted at 80% and 20%, respectively, of a Named Executive Officer’s bonus potential. The Committee believes Consolidated EBITDA is an important metric in assessing the Company’s performance because it is a measure of the Company’s ability to generate cash flow from its operations. The Committee chose Revenue as a performance metric because the Committee believes that growth of the Company’s business is an important element of increasing the Company’s long-term profitability. While the Committee considered generating cash flow to enable the Company to execute its strategic plans to be the primary financial goal for fiscal 2013, the Committee also believed the ability to demonstrate revenue growth in the Company’s core businesses was a secondary measure of the Company’s success in implementing its strategic plans. The Consolidated EBITDA metric was derived from our financial statements. The Consolidated EBITDA metric, for these purposes, was defined the same way as it is defined in our secured credit facilities, which means, generally, consolidated net income or loss, exclusive of unrealized gains and losses on hedging instruments and amounts accrued with respect to certain interest rate derivatives, gains or losses on the early extinguishment of debt and provisions for payments on guarantees of franchisee obligations, plus the sum of net interest expense, income taxes, depreciation and amortization, non-cash charges, store closure costs, costs associated with certain litigation and investigations, and extraordinary professional fees; and minus payments, if any, on guarantees of franchisee obligations in excess of $3 million in any rolling four-quarter period and the sum of non-cash credits. Revenue was defined as consolidated revenues as reported in the Company’s consolidated financial statements, adjusted to eliminate the effects of refranchising Company stores. The Compensation Committee assigned three levels of performance for Consolidated EBITDA and for Revenue: threshold, target, and maximum. Upon achievement of the threshold, target, or maximum level with respect to the performance metrics, a Named Executive Officer would be eligible to receive an amount equal to 70%, 100% or 140%, respectively, of 80% of such officer’s Target Cash Bonus Amount (with respect to the Consolidated EBITDA performance metric) and 20% of such officer’s Target Cash Bonus Amount (with respect to the Revenue performance metric). If the threshold level of either performance metric was not met, the Named Executive Officer would not be eligible to receive any portion of his or her Target Cash Bonus Amount with respect to that metric. If actual results exceeded the maximum levels of performance, the Compensation Committee had the discretion to award additional bonuses. The Compensation Committee also determined, in setting the Consolidated EBITDA metric, that the thresholds are before provision for bonus payments for corporate employees, including the Named Executive Officers, and that if actual results fell between threshold and target or between target and maximum for either metric, then the bonus paid would be prorated.

Fiscal 2013 Performance Metrics

	Threshold	Target	Maximum	Actual Results
Consolidated EBITDA(1) (80% of bonus potential)	$47 million	$53.2 million	$56.6 million	$62.7 million
Revenue (20% of bonus potential)	FY12 plus 3%	FY12 plus 5%	FY12 plus 7%	FY12 plus 8.1%
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(1)	As defined above under “Elements of Executive Compensation – Annual Incentives.” Amounts shown for Consolidated EBITDA are before provision for cash incentive compensation for corporate employees, including our Named Executive Officers.

     Consolidated EBITDA for fiscal 2013 substantially exceeded the maximum performance level established by the Compensation Committee, and the growth in Revenues exceeded the target performance level but did not exceed the maximum level. In determining the extent to which the amount of Consolidated EBITDA earned in fiscal 2013 in excess of the maximum performance threshold should be considered in determining bonuses for the Named Executive Officers, the Compensation Committee first considered an approach in which Consolidated EBITDA earned in excess of the maximum performance threshold would generate incremental bonuses proportionate to the incremental bonus earned on the excess of the maximum over the target performance threshold, which was the approach the Compensation Committee used in similar circumstances in fiscal 2012. In making this computation, the Compensation Committee determined that the amount of EBITDA earned in the 53rd week of fiscal 2013 should be excluded. The Compensation Committee also determined that because the actual result of the Revenue metric fell between the threshold and the maximum level, the incentive compensation paid with respect to the Revenue metric should be prorated. The aggregate bonus computed under the foregoing approach was an amount equal to 175% of each Named Executive Officer’s Target Cash Bonus Amount. After considering these and other relevant factors, the Compensation Committee determined that bonuses should be paid to the Named Executive Officers in amounts equal to 170% of their respective Target Cash Bonus Amounts. The cash incentive awards earned under the annual incentive plan for fiscal 2013 were $857,990, $375,054, $308,125, $262,650 and $262,650 for Messrs. Morgan, Muir, Welch and Wall and Ms. Bay, respectively.

     The Compensation Committee again chose Consolidated EBITDA and Revenue as the performance metrics for fiscal 2014, weighted at 80% and 20%, respectively, of a Named Executive Officer’s bonus potential. The Consolidated EBITDA and Revenue metrics have the same definitions as those used for the fiscal 2013 performance metrics stated above. The Compensation Committee determined, in setting the Consolidated EBITDA metric, that the thresholds are before provision for bonus payments to corporate employees, including the Named Executive Officers. The Compensation Committee also determined that if actual results fall between threshold and target or between target and maximum, then the bonus paid will be prorated, and if actual results exceed the maximum performance threshold, incremental incentive compensation would be earned on such excess in proportion to the incremental bonus earned on the excess of the maximum over the target performance threshold. However, the Compensation Committee has approved a cap which limits the maximum payment to the Named Executive Officers at 200% of their respective Target Cash Bonus Amounts.

Fiscal 2014 Performance Metrics

	Threshold	Target	Maximum
Consolidated EBITDA(1) (80% of bonus potential)	$57.0 million	$65.0 million	$69.0 million
Revenue (20% of bonus potential)	FY13 plus 3%	FY13 plus 5%	FY13 plus 7%
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(1)	As defined above under “Elements of Executive Compensation – Annual Incentives.” Amounts shown for Consolidated EBITDA are before provision for cash incentive compensation for corporate employees, including our Named Executive Officers.

Long-Term Equity Incentive Awards

     We provide long-term equity incentive awards to our executive officers, including the Named Executive Officers, as part of their total direct compensation to tie the interests of these individuals directly to the interests of our shareholders. The Compensation Committee also believes that long-term equity incentive compensation is an important tool in attracting and retaining key members of executive management.

     In fiscal 2013, we made long-term equity incentive grants under our 2012 Plan. The 2012 Plan allows for equity-based awards to selected participants, including the Named Executive Officers, as determined by the Compensation Committee. Awards that may be granted by the Compensation Committee to the Named Executive Officers include stock options, restricted stock, restricted stock units, stock awards, performance unit awards, and stock appreciation rights. Grants are subject to participant award limitations imposed under the 2012 Plan (or a predecessor plan). All of the equity awards granted to the Company’s executive officers in fiscal 2009 through fiscal 2012 were in the form of stock options. In order to provide a degree of balance in the types of awards granted, in fiscal 2013 the Compensation Committee decided to make equity awards to executive officers in the form of restricted stock units. For the five fiscal years in the period ended February 3, 2013, the aggregate equity awards to executive officers have been comprised of 93% stock options and 7% restricted stock units.

Restricted Stock Units

     In fiscal 2013, we awarded restricted stock units to our executive officers, including our Named Executive Officers, because restricted stock units are inherently performance-based in that the value of awards ultimately is determined by the price of the Company’s stock. In addition, restricted stock units provide long-term compensation to our Named Executive Officers in the form of additional equity, which, in tandem with prior stock option awards, our stock ownership guidelines and equity retention policy, builds a culture of ownership among our executives and focuses our executive officers, including our Named Executive Officers, on the creation of shareholder value. Finally, restricted stock units can be a strong executive retention tool, as they are generally subject to vesting contingent on continued service. In order to provide a degree of balance in the types of awards granted, in fiscal 2013 the Compensation Committee decided to make equity awards to executive officers in the form of restricted stock units.

     Considering each Named Executive Officer’s position and level of seniority, on January 27, 2013, the Compensation Committee granted to Messrs. Morgan, Muir, Welch and Wall and Ms. Bay restricted stock units for 53,760, 43,008, 35,840, 35,840 and 35,840 shares, respectively, as part of their total annual compensation package. The Compensation Committee believes that these grants provide our Named Executive Officers with a meaningful equity stake in the Company and better align the interests of the executive officers with those of the shareholders. All of these grants are shown below under “— Grants of Plan-Based Awards.”

     The vesting of restricted stock units is generally contingent on continued service. However, vesting of units is accelerated upon a termination of employment due to death, disability or retirement, or, in the event of a change in control, if the awards are not assumed or substituted by the surviving company or a qualifying termination occurs within two years following (or six months before, but contingent upon) a change in control. See “—Potential

Payments upon Termination and Change in Control” below. The 2012 Plan, among other things, provides that employee restricted stock units will generally be subject to a minimum vesting period of three years or a minimum of one year if vesting is based on criteria other than continued service. In particular, the restricted stock units awarded to our Named Executive Officers in fiscal 2013 vest in four equal annual installments beginning one year following the date of the grant so long as the executive officer’s employment continues through the applicable vesting date, unless acceleration occurs due to a termination of employment or change in control event as described above.

     The restricted stock units granted to the Named Executive Officers are subject to forfeiture in accordance with the terms of the grant agreements if the executive terminates employment before the award vests or the executive engages in certain events of competition and/or solicitation or other detrimental acts (described in the grant agreements to include engaging in competitive business activities, inducing customers or suppliers to cease doing business with the Company, interfering with the relationship between the Company and its employees, violating the Company’s securities trading policy, and similar activities), or if the executive violates confidentiality provisions, or is terminated for cause. In addition, if the executive has vested in any award within the twelve-month period immediately prior to engaging in certain events of competition and/ or solicitation or other detrimental acts, violating confidentiality provisions or being terminated for cause, the executive must, upon request of the Company, return to the Company any common stock received upon vesting of the award or any proceeds realized by the executive in connection with the sale of the vested shares.

Grant Dates of Long-Term Equity Incentive Awards

     In most instances, the Compensation Committee establishes the grant date of an award to be the date the Committee meets and makes its determination (i.e., the award action date). The grant date of each award is fixed by the Compensation Committee on the award action date, and in some instances, for specific purposes, differs from the award action date, as discussed below.

     When an equity award occurs in close proximity to a scheduled publication by the Company of its financial results, it has generally been the Compensation Committee’s practice to establish the grant and pricing date of awards to be a date following such publication. The Company’s Securities Trading Policy provides that officers may not buy or sell common shares until the fourth business day following the release of quarterly or year-end financial information, with the date of the release counting as the first business day. The Compensation Committee typically establishes award grant dates that follow the earnings publication date by the same or a similar period. The foregoing practice has generally been applied in instances in which the price of the Company’s common stock has an effect on the size or terms of the award (for example, in the case of stock options).

     It also has been the Compensation Committee’s practice to establish the grant and pricing date of awards issued pursuant to employment agreements to be the effective date of such agreements, which in some instances has been a date after the date on which the Compensation Committee approved the employment agreement and the related award.

     The Compensation Committee occasionally establishes the vesting date of certain awards to be a date different than an annual anniversary of the grant date for purposes of administrative convenience (for example, to cause the vesting date of current awards to be the same as the vesting date of prior awards).

Benefits

     We provide access to various employee benefit plans to our executive officers, including the Named Executive Officers, as part of their total direct compensation. Benefits for the Named Executive Officers are determined by the same criteria applicable to all salaried Krispy Kreme employees. The Compensation Committee believes that these benefits help Krispy Kreme to be competitive in attracting and retaining key employees.

     Our Named Executive Officers are eligible to participate in our tax-qualified 401(k) savings plan (the “401(k) Plan”), to which employees may contribute from 1% to 100% of their compensation (salary and bonus) to the plan on a tax deferred basis, subject to statutory limitations. We also have a nonqualified deferred compensation plan (the “401(k) Mirror Plan”) designed to enable highly compensated employees whose contributions to the 401(k) Plan are limited by certain statutory limitations to have the same opportunity to defer compensation as is available to other employees of Krispy Kreme under the qualified 401(k) Plan. Employees can contribute from 1% to 15% of their base compensation and from 1% to 100% of their bonus under the 401(k) Mirror Plan, in each case, reduced by amounts contributed to the 401(k) Plan. In addition, employees can contribute to the 401(k) Mirror Plan up to 100% of the excess distributions they receive from the 401(k) Plan. We match 50% of the first 6% of compensation contributed by each employee to the 401(k) Plan.

     Named Executive Officers also participate in our regular employee benefit programs, including group medical and dental coverage, group life insurance, and group long-term disability insurance. Our Named Executive Officers are eligible to participate in these programs on the same basis as our other salaried employees.

     The Company has entered into indemnification agreements with each current Named Executive Officer providing, among other things (1) advancement by the Company prior to the final disposition of any indemnifiable claim of any and all expenses relating to any indemnifiable claim paid or incurred by the executive officer or which the executive officer determines are reasonably likely to be paid or incurred by the executive officer, (2) reimbursement of any and all expenses paid or incurred by the executive officer or which the executive officer determines are reasonably likely to be paid or incurred by the executive officer in connection with any claim made by the executive officer for (a) indemnification or reimbursement or advance payment of expenses by the Company, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether the executive officer ultimately is determined to be entitled to such indemnification, reimbursement, advancement or insurance recovery, as the case may be; and (3) liability insurance for the duration of the executive officer’s service as an officer of the Company and thereafter so long as the executive officer is subject to any pending or possible indemnifiable claim. These agreements assure the executive officer of indemnification and advancement of expenses to the fullest extent permitted by North Carolina law and our articles of incorporation and bylaws, and of continued coverage under our directors’ and officers’ liability insurance policies. The Board of Directors believes that such indemnification agreements serve as an important tool to attract and retain key executive officers, including the Named Executive Officers.

     Krispy Kreme provides the Chief Executive Officer with an executive allowance at the rate of $2,000 per month. Mr. Morgan’s executive allowance is in lieu of perquisites and other personal benefits typically afforded to Chief Executive Officers at other public companies, such as company-provided cars, annual physical examinations, and financial planning services. The Compensation Committee feels that the provision of an executive allowance permits the Company to attract and retain key talent in the Chief Executive Officer position while at the same time controlling costs.

Severance/Change in Control

     We do not maintain any severance or change in control plans. However, pursuant to the terms of certain employment agreements, stock option agreements, restricted stock agreements and restricted stock unit agreements, executive officers, including the Named Executive Officers, are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. See “Executive Compensation — Potential Payments upon Termination and Change in Control” below.

Stock Ownership Guidelines

     We believe that officers should be encouraged to own our common stock to further align their interests with those of our shareholders. In order to ensure that the officers maintain this alignment, the Board of Directors has adopted stock ownership guidelines to which all officers, including our Named Executive Officers, are expected to adhere. These guidelines establish the stock ownership levels expected of the Company’s directors and officers in an effort to promote a culture of significant stock ownership by officers and directors and to further focus on shareholder returns and sustainable growth. The current guidelines for stock ownership by the Company’s officers are as follows:

     CEO – stock valued at 600% of base salary

     Senior Vice President and above – stock valued at 200% of base salary

     Vice President – stock valued at 100% of base salary

     To ease the financial burden of achieving these levels of stock ownership while ensuring that they will be achieved over time, it is expected that officers will utilize the grants under our 2012 Plan (or a predecessor plan) to reach the level of stock ownership required by the guidelines. In this regard, until the levels of ownership outlined above are achieved, officers are expected to retain 50% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock or restricted stock units received under the Company’s 2012 Plan (or a predecessor plan).

Equity Retention Policy

     In addition to the stock ownership guidelines described above, the Board of Directors has adopted an equity retention policy that generally requires each executive officer, including the Named Executive Officers, to retain not less than 50% of all shares, net of taxes and transaction costs, acquired pursuant to an award granted after the effectiveness of the policy under any Krispy Kreme equity compensation plan or other written compensatory arrangement. The required percentage is reduced to 25% upon the date that the executive officer becomes “retirement eligible” (when the sum of an executive officer’s years of service to Krispy Kreme and such executive officer’s age is equal to 65 years). The retention period remains in effect until the executive officer terminates employment at Krispy Kreme. The equity retention policy, as well as the Company’s securities trading policy, also prohibits executive officers from entering into puts, calls or other derivative positions with respect to shares of Krispy Kreme’s common stock.

Securities Trading Policy

     On November 7, 2012, the Company amended its securities trading policy to prohibit any hedging and any future pledging of Krispy Kreme securities by executive officers. The revised policy prohibits executive officers from purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, delayed delivery contracts and exchange traded funds, that is designed to hedge or offset any risk of decrease in the market value of Krispy Kreme securities.

Compensation Recovery Policy

     In fiscal 2010, the Board of Directors adopted a compensation recovery policy that generally provides that Krispy Kreme may require reimbursement of all or a portion of any bonus, incentive payment, equity-based award or other compensation received by any executive officer and certain other senior officers within 36 months following any (a) gross negligence or willful misconduct pertaining to financial reporting requirements that resulted in an accounting restatement, (b) gross negligence or willful misconduct pertaining to Krispy Kreme’s business that resulted in a material negative revision of a financial or operating measure used to measure compensation or (c) fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of Krispy Kreme (collectively, “Detrimental Conduct”) on the part of the executive officer or senior officer. Detrimental Conduct also includes such officer’s willful or grossly negligent oversight of a person who reports directly to such officer and who engages in detrimental conduct as defined above. The policy also provides that Krispy Kreme may require any officer subject to the policy to remit to Krispy Kreme any profits realized from the sale of Krispy Kreme’s securities within 36 months following Detrimental Conduct by such officer.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lynn Crump-Caine, Chair
Lizanne Thomas
Togo D. West, Jr.

Risk Analysis of Compensation Plans

     Certain senior executive officers and the Compensation Committee’s independent compensation consultant, Frederic Cook, prepared in fiscal 2012 for the Compensation Committee’s review a risk assessment of our compensation programs and policies to determine if the programs’ provisions and operations were reasonably likely to have a material adverse effect on the Company.

     This risk assessment included two work streams – one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. The enterprise risk work stream examined the types and magnitudes of risks the business areas present to the Company. The compensation design work stream examined the potential risks in the design of our incentive compensation arrangements. As part of this assessment, together with our advisers, the Compensation Committee analyzed: (a) the mix of fixed and variable compensation, (b) the mix of short- and long-term compensation, (c) performance metrics and weightings, (d) pay leverage and caps, (e) payment timing, (f) the overall level of discretion, (g) award size and vesting schedules, (h) our stock ownership guidelines and equity retention policy, and (i) our compensation recovery policy. Finally, the Compensation Committee evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business area-by-business area basis.

     In summary, the Company’s compensation policies and practices are designed to encourage Krispy Kreme employees, including its executive officers, to remain focused on both the short-term and long-term goals of the Company, while at the same time discouraging employees from taking unnecessary and excessive risks that could ultimately threaten the value of the Company. Similarly, our annual incentives are designed to encourage our employees to achieve certain financial and operating results. However, they are generally only paid when established performance metrics are met, and are intended to discourage employees from taking unnecessary risks. The most common element of compensation awarded to Krispy Kreme employees is base salary, which does not encourage unnecessary risk taking behavior as it is a fixed amount. Additionally, the Company’s executive officers are subject to stock ownership guidelines, an equity retention policy, a securities trading policy and a compensation recovery policy, all of which are designed to reduce the risks inherent in incentive compensation.

     The Compensation Committee has reviewed the Company’s current compensation policies and practices, and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

     Set forth below is summary compensation information for our Named Executive Officers.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards(1)	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	earnings ($)	($)(3)	Total ($)
James H. Morgan	2013	$715,750	$—	$698,880	$—	$857,990	$—	$24,000	$2,296,620
President and Chief	2012	700,000	—	—	698,880	852,600	—	24,000	2,275,480
Executive Officer	2011	665,000	—	—	516,300	744,800	—	24,000	1,950,100

Douglas R. Muir	2013	$365,025	$—	$559,104	$—	$375,054	$—	$9,019	$1,308,202
Executive Vice	2012	357,000	—	—	$559,104	372,708	—	5,858	1,294,670
President and Chief	2011	350,000	—	—	413,040	336,000	—	8,225	1,107,265
Financial Officer

Jeffrey B. Welch	2013	$359,875	$—	$465,920	$—	$308,125	$—	$—	$1,133,920
Senior Vice President	2012	352,000	—	—	465,920	306,240	—	—	1,124,160
and President —	2011	345,000	—	—	344,200	276,000	—	—	965,200
International

M. Bradley Wall	2013	$306,750	$—	$465,920	$—	$262,650	$—	$7,523	$1,042,843
Senior Vice President of	2012	285,000	—	—	465,920	248,022	—	6,713	1,005,655
Supply Chain and	2011	255,000	—	—	344,200	204,000	—	8,070	811,270
Off-Premises
Operations

Cynthia A Bay	2013	$306,750	$—	$465,920	$—	$262,650	$—	$7,523	$1,042,843
Senior Vice President —	2012	275,000	—	—	465,920	239,370	—	6,775	987,065
U.S. Franchises and	2011	230,000	—	—	344,200	184,000	—	8,500	766,700
Company Stores
____________________

(1)	Amounts represent the aggregate grant date fair value of equity awards, determined in accordance with Accounting Standards Codification 718 (“ASC 718”). For a discussion of the assumptions used in determining such amounts, see Note 15 to our consolidated financial statements in our 2013 Form 10-K.

(2)	Represents bonuses earned under our annual incentive plan.

(3)	Includes our contributions to the executive’s account in our 401(k) Plan and 401(k) Mirror Plan, as applicable, and each personal benefit received by the Named Executive Officer during the fiscal year where the total of all personal benefits received by the Named Executive Officer exceeded $10,000 during such year.

Other compensation for Mr. Morgan in fiscal 2013 consists of $24,000 of cash “executive allowance” paid at the rate of $2,000 per month. Other compensation for Messrs. Muir and Wall and Ms. Bay in fiscal 2013 of $9,019, $7,523 and $7,523, respectively, represents the Company’s matching contributions to the 401(k) Plan.

Fiscal 2013 Grants of Plan-Based Awards

     The following table shows information about plan-based awards granted during fiscal 2013 to the Named Executive Officers.

					All Other
					Stock	All Other
					Awards:	Option
					Number	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under			of Shares	Number of	or Base	Fair Value
		Non-Equity Incentive Plan			of Stock	Securities	Price of	of Stock
		Awards(1)			or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Units(2)	Options	Awards	Awards(3)
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
James H. Morgan		$353,290	$504,700	$706,580
	1/27/13				53,760(4)			$698,880

Douglas R. Muir		$154,434	$220,620	$308,868
	1/27/13				43,008(4)			$559,104

Jeffrey B. Welch		$126,875	$181,250	$253,750
	1/27/13				35,840(4)			$465,920

M. Bradley Wall		$108,150	$154,500	$216,300
	1/27/13				35,840(4)			$465,920

Cynthia A. Bay		$108,150	$154,500	$216,300
	1/27/13				35,840(4)			$465,920
____________________

(1)	These columns show the potential value of the payout for each Named Executive Officer under the annual incentive plan if the threshold, target, or maximum goals are satisfied with respect to the performance measures set by the Compensation Committee for fiscal 2013 based on the Named Executive Officer’s specified Target Cash Bonus Amount. Based on actual performance in fiscal 2013, the cash incentive awards earned under the annual incentive plan were $857,990, $375,054, $308,125, $262,650 and $262,650 for Messrs. Morgan, Muir, Welch and Wall and Ms. Bay, respectively. These amounts exceed the related maximum amounts appearing in the table above because the Company’s actual performance in fiscal 2013 exceeded the maximum goal established by the Compensation Committee. The business measurements, performance goals, and salary percentage targets for determining these payouts are described under “Executive Compensation — Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentives — Fiscal 2013 Performance Metrics” above.

(2)	Represents awards of restricted stock units.

(3)	This column shows the aggregate grant date fair value of equity awards granted in fiscal 2013 determined in accordance with ASC 718. For a discussion of the assumptions used in determining such amounts, see Note 15 to our consolidated financial statements in our 2013 Form 10-K.

(4)	These restricted stock units will vest, provided that the executive’s employment continues through the applicable vesting date, in four equal installments on January 27, 2014, January 27, 2015, January 27, 2016, and January 27, 2017. Vesting of restricted stock units may accelerate upon the occurrence of certain events, such as termination of employment due to death, disability or retirement or, in the event of a change in control, the restricted stock units are not assumed or substituted by the surviving company or, if assumed or substituted, a qualifying termination occurs within two years following (or six months before, but contingent upon) the change in control; see “Executive Compensation — Potential Payment upon Termination and Change in Control — Restricted Stock Unit Agreements.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

     We have employment agreements with each of our Named Executive Officers. The terms of the employment agreements with our executive officers are designed to be consistent with our overall compensation philosophy.

James H. Morgan

     We have entered into an employment agreement with Mr. Morgan pursuant to which he serves as our President and Chief Executive Officer. The agreement that will terminate on July 1, 2013 unless sooner terminated in accordance with its terms. The employment agreement provides that Mr. Morgan shall continue to serve as Chairman of the Board of Directors of the Company for as long as the Board desires. During the term of the employment agreement, Mr. Morgan is to receive a minimum annual salary of $742,630 (as adjusted subsequent to the date of the agreement pursuant to its terms) and is eligible to receive an annual bonus under our incentive plans, with his annual target bonus set at 70% of his base salary. Mr. Morgan may elect to receive bonus amounts that may become payable for any future fiscal year in equity instead of cash, subject to acceptance of the election by the Company. The employment agreement provides that Mr. Morgan will receive an executive allowance of $2,000 per month. Mr. Morgan does not receive additional compensation for his service as a member of the Board of Directors.

Douglas R. Muir

     We have entered into an employment agreement with Mr. Muir pursuant to which he serves as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement will automatically be extended for successive one-year periods each June 5 unless any party elects not to extend. Under the terms of the employment agreement, Mr. Muir is to receive a minimum annual salary of $379,000 (as adjusted subsequent to the date of the agreement pursuant to its terms) and is eligible to receive an annual bonus under our incentive plans, with his annual target bonus set at 60% of his base salary.

Jeffrey B. Welch

     We have entered into an employment agreement with Mr. Welch pursuant to which he serves as our Senior Vice President and President – International. The employment agreement will be automatically extended for successive one-year periods each November 3 unless any party elects not to extend. Under the terms of the employment agreement, Mr. Welch is to receive a minimum annual salary of $374,000 (as adjusted subsequent to the date of the agreement pursuant to its terms) and is eligible to receive an annual bonus under our incentive plans, with his annual target bonus set at 50% of his base salary.

M. Bradley Wall

     We have entered into an employment agreement with Mr. Wall pursuant to which he serves as our Senior Vice President – Supply Chain and Off-Premises Operations. The employment agreement will automatically be extended for successive one-year periods each November 7 unless either party elects not to extend. Under the terms of the employment agreement, Mr. Wall is to receive a minimum annual salary of $318,000 (as adjusted subsequent to the date of the agreement pursuant to its terms) and is eligible to receive an annual bonus under our incentive plans, with his annual target bonus set at 50% of his base salary.

Cynthia A. Bay

     We have entered into an employment agreement with Ms. Bay pursuant to which she serves as our Senior Vice President – U.S. Franchises and Company Stores. The employment agreement will automatically be extended for successive one-year periods each September 14 unless either party elects not to extend. Under the terms of the employment agreement, Ms. Bay is to receive a minimum annual salary of $318,000 (as adjusted subsequent to the date of the agreement pursuant to its terms) and is eligible to receive an annual bonus under our incentive plans, with her annual target bonus set at 50% of her base salary.

Common Terms

     The employment agreements entitle these Named Executive Officers to participate in all employee benefit and fringe benefit plans and arrangements made available to our executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.

     If any Named Executive Officer resigns or terminates his or her employment without “good reason” (as defined below) or his or her employment agreement is terminated by Krispy Kreme for “cause” (as defined below), the officer will be entitled to receive the base salary through the date of termination and reimbursement of reimbursable expenses incurred to that date. Voluntary resignation is not a breach of the employment agreement.

     If the employment agreement is terminated by us without cause or by a Named Executive Officer for good reason, such Named Executive Officer generally is entitled to the following:

  An amount equal to his or her current annual base salary through the termination date;

  With respect to Mr. Morgan, an amount equal to two times his base salary plus two times his target annual bonus for the year of termination. In the event of (1) a qualifying termination on or within two years following a “change in control” (as defined below) or (2) Mr. Morgan’s termination of employment due to loss of director or chief executive officer status on or within two years following a change in control of the Company or the Company’s shares ceasing to be publicly traded, he will be entitled to an amount equal to two times his base salary plus two times his target annual bonus for the year of termination.

  With respect to each other Named Executive Officer, an amount equal to one times his or her base salary for the year of termination, or in the event of termination of employment within two years following a change in control (1) by such Named Executive Officer for good reason or (2) by the Company without cause, an amount equal to two times his or her base salary plus two times his or her target annual bonus for the year of termination.

  For all Named Executive Officers, an amount, payable within 60 days following the date of termination, equal to a bonus for the year of termination calculated as a pro-rated target annual bonus for the number of months during the bonus year prior to the date of termination; and

  Medical benefits for up to 18 months (or, in the case of Mr. Morgan, 12 months) after the date of termination.

     In addition, in the event of a change in control, Mr. Morgan’s stock options and restricted stock units will become fully vested, provided that accelerated vesting of the stock options will not occur if Mr. Morgan continues as chief executive officer of the surviving entity (and such entity is a publicly traded entity) and either Krispy Kreme’s stock remains outstanding or replacement equity awards are granted by the surviving entity so long as the terms of the employment agreement are expressly assumed by the surviving entity.

     The employment agreements define “cause” to mean, generally: (1) failure or refusal by the Named Executive Officer to perform his or her lawful and proper duties; (2) conviction of or plea of nolo contendere to any felony; (3) acts constituting fraud, theft, or embezzlement or that otherwise constitute a felony which results or was intended to result in gain or personal enrichment at the expense of Krispy Kreme; (4) other than with respect to Mr. Morgan, insubordination to Krispy Kreme’s most senior executive officer; or (5) willful violation of any material provision of the code of ethics of Krispy Kreme.

     The employment agreements define “good reason” to mean, generally, the occurrence of any of the following without the Named Executive Officer’s consent: (1) the failure of Krispy Kreme to pay any material amount of compensation due under such employment agreement; (2) the applicable Named Executive Officer is no longer the most senior officer in his or her respective area of expertise; (3) a change in duties or responsibilities materially inconsistent with the status as the most senior officer in the Named Executive Officer’s area of expertise; (4) certain relocations; (5) any material breach by Krispy Kreme of the employment agreement; or (6) other than with respect to Mr. Morgan, the giving by Krispy Kreme of a notice of non-extension of the term of the employment agreement at either the end of the initial term or the end of the first, second, or third one-year extensions. In addition, the failure of Mr. Morgan to be appointed or elected (or reelected) to the Board of Directors, or his removal from the Board of Directors other than for “cause” or permanent disability or death is also considered “good reason” under Mr. Morgan’s employment agreement.

     The employment agreements define “change in control” to mean, generally: (1) the acquisition by any person of 50% or more of our outstanding voting stock; (2) the consummation of a merger or consolidation involving Krispy Kreme if the shareholders of Krispy Kreme immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the outstanding voting stock of the surviving company in substantially the same proportion as their ownership of voting stock of Krispy Kreme immediately before such merger or consolidation; (3) a sale or other disposition of all or substantially all of the assets of Krispy Kreme; (4) a change in the majority composition of the Board not approved by a majority of the directors in office before the change; or (5) approval by our shareholders of a complete liquidation or dissolution of Krispy Kreme, provided that each of the employment agreements provide that if and to the extent required under Section 409A of the Code, an event will be treated as a change in control for purposes of the Employment Agreement only if it is also a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to Krispy Kreme.

     If the employment of a Named Executive Officer is terminated by reason of death or permanent disability, he or she will be entitled to the following: (1) his or her base salary and expenses incurred through the date of termination; and (2) medical benefits for up to 18 months (or 12 months, in the case of Mr. Morgan) after the date of termination. In addition, in the event of a Named Executive Officer’s permanent disability, insurance benefits will continue under Krispy Kreme’s long-term disability plan in accordance with its terms.

     For a detailed discussion of severance and other benefits payable to Named Executive Officers in the case of certain termination events and in the case of a change in control, see “— Potential Payments upon Termination and Change in Control” below.

     The employment agreements provide that each Named Executive Officer is subject to a non-compete provision during the term of his or her employment and for a period of one year following the date of termination and is subject to a non-solicitation provision during the term of his or her employment and for a period of two years following the date of termination. If the employment of a Named Executive Officer is terminated for good reason or without cause, the Named Executive Officer is entitled to any amounts payable, as described above, only if the Named Executive Officer has not breached and does not breach the non-compete and non-solicitation provisions in the employment agreement.

     The employment agreements also require each Named Executive Officer to comply with the Company’s equity retention policy, compensation recovery policy, and stock ownership guidelines.

     For a discussion and analysis of Krispy Kreme’s compensation program, including each element of compensation provided to the Named Executive Officers for fiscal 2013, please refer to the “Executive Compensation — Compensation Discussion and Analysis” section above.

Outstanding Equity Awards at 2013 Fiscal Year-End

     The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of February 3, 2013.

								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market
			Incentive					of	or Payout
			Plan				Market	Unearned	Value of
			Awards:			Number	Value of	Shares,	Unearned
	Number of	Number of	Number of			of Shares	Shares	Units or	Shares,
	Securities	Securities	Securities			or Units	or Units	Other	Units or
	Underlying	Underlying	Underlying	Option		of Stock	of Stock	Rights	Other
	Unexercised	Unexercised	Unexercised	Exercise		That	That	That	Rights
	Options	Options	Unearned	Price per	Option	Have Not	Have Not	Have Not	That Have
	(#)	(#)	Options	Share	Expiration	Vested	Vested(1)	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
James H. Morgan	—	—	—	—	—	53,760(2)	$697,805	—	—
	37,500	112,500(3)	—	$7.03	1/25/22	—	—	—	—
	75,000	75,000(4)	—	6.39	1/30/21	—	—	—	—
	112,500	37,500(5)	—	2.65	1/25/20	—	—	—	—
	150,000	—	—	1.40	1/29/19	—	—	—	—
	500,000	—	—	2.89	2/27/18	—	—	—	—
	7,500	—	—	15.36	8/25/14	—	—	—	—
	7,500	—	—	35.25	6/3/13	—	—	—	—

Douglas R. Muir	—	—		—	—	43,008(2)	$558,244	—	—
	30,000	90,000(3)	—	$7.03	1/25/22	—	—	—	—
	60,000	60,000(4)	—	6.39	1/30/21	—	—	—	—
	60,000	30,000(5)	—	2.65	1/25/20	—	—	—	—
	60,000	—	—	1.40	1/29/19	—	—	—	—
	30,000	—	—	3.08	4/14/18	—	—	—	—
	40,483	—	—	3.41	9/11/17	—	—	—	—
	60,000	60,000(6)	—	9.71	11/2/16	—	—	—	—

Jeffrey B. Welch	—	—	—	—	—	35,840(2)	$465,203	—	—
	25,000	75,000(3)	—	$7.03	1/25/22	—	—	—	—
	50,000	50,000(4)	—	6.39	1/30/21	—	—	—	—
	25,000	25,000(5)	—	2.65	1/25/20	—	—	—	—
	25,000	—	—	1.40	1/29/19	—	—	—	—
	97,000	—	—	3.08	4/14/18	—	—	—	—
	53,706	—	—	3.41	9/11/17	—	—	—	—
	60,000	60,000(6)	—	9.71	11/2/16	—	—	—	—
	18,000	—	—	14.04	8/9/14	—	—	—	—
	25,000	—	—	34.17	4/26/14	—	—	—	—

M. Bradley Wall	—	—	—	—	—	35,840(2)	$465,203	—	—
	25,000	75,000(3)	—	$7.03	1/25/22	—	—	—	—
	50,000	50,000(4)	—	6.39	1/30/21	—	—	—	—
	75,000	25,000(5)	—	2.65	1/25/20	—	—	—	—
	100,000	—	—	1.40	1/29/19	—	—	—	—
	100,000	—	—	3.08	4/14/18	—	—	—	—
	53,706	—	—	3.41	9/11/17	—	—	—	—
	—	80,000(7)	—	12.52	2/5/17	—	—	—	—
	6,000	—	—	14.04	8/9/14	—	—	—	—
	6,000	—	—	44.22	8/8/13	—	—	—	—

Cynthia A. Bay	—	—	—	—	—	35,840(2)	$465,203	—	—
	—	—	—	—	—	6,250(8)	81,125	—	—
	25,000	75,000(3)	—	$7.03	1/25/22	—	—	—	—
	50,000	50,000(4)	—	6.39	1/30/21	—	—	—	—
	75,000	25,000(5)	—	2.65	1/25/20	—	—	—	—
	100,000	—	—	1.40	1/29/19	—	—	—	—

____________________

(1)	Based on the closing price of our common stock on February 1, 2013 (the last business day of fiscal 2013).

(2)	These restricted stock units vest, provided that the executive’s employment continues through the applicable vesting dates, in equal installments on January 27, 2014, January 27, 2015, January 27, 2016 and January 27, 2017. Vesting of restricted stock units may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Restricted Stock Unit Agreements.”

(3)	These stock options vest, provided that the executive’s employment continues through the applicable vesting dates, in equal installments on January 25, 2014, January 25, 2015 and January 25, 2016. Vesting of stock options may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Stock Option Agreements.”

(4)	These stock options vest, provided that the executive’s employment continues through the applicable vesting dates, in equal installments on January 30, 2014 and January 30, 2015. Vesting of stock options may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Stock Option Agreements.”

(5)	These stock options vest on January 25, 2014, provided that the executive’s employment continues through that date. Vesting of stock options may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Stock Option Agreements.”

(6)	These stock options vest, provided that the executive’s employment continues through the vesting date, on the date that the price of our common stock increases by 40% after the grant date and remains at or above that level for at least 10 consecutive trading days. Vesting of stock options may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Stock Option Agreements.” These stock options vested on March 15, 2013.

(7)	These stock options vest, provided that the executive’s employment continues through the vesting date, on the date that the price of our common stock increases by 20% (for 50% of the stock options) and 40% (for the other 50% of the stock options) after the grant date and remains at or above that level for at least 10 consecutive trading days. Vesting of stock options may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Stock Option Agreements.”

(8)	These restricted stock units vest on July 27, 2013, provided that the executive’s employment continues through that date. Vesting of restricted stock units may accelerate upon the occurrence of certain events; see “Executive Compensation — Potential Payments upon Termination and Change in Control — Restricted Stock Unit Agreements.”

Fiscal 2013 Option Exercises and Stock Vested

     The following table provides information with respect to the number and value of shares acquired by our Named Executive Officers during fiscal 2013 from the exercise of vested stock options and the vesting of restricted stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Jeffrey B. Welch	128,000	$947,380	—	—
Cynthia A Bay	—	—	8,750	$58,613

     The value realized on the exercise of options is equal to closing market price of one share of the Company’s common stock on the exercise date minus the exercise price of the options, multiplied by the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of one share of the Company’s common stock on the date of vesting, multiplied by the number of shares acquired upon vesting.

Potential Payments upon Termination and Change in Control

     We do not maintain any severance or change in control plans. However, pursuant to the terms of certain employment agreements, stock option agreements, restricted stock agreements, and restricted stock unit agreements, our executive officers, including our Named Executive Officers, are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. For a detailed description of the employment agreements for our Named Executive Officers, see “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

     The discussion and tables below (as well as the discussion of the employment agreements above) reflect the estimated amount of additional compensation and benefits that would be paid or accrued to each of the Named Executive Officers in the event of all applicable hypothetical scenarios, including:

  a “change in control”, with or without a corresponding termination of employment;

  termination by us without “cause”;

  termination by the executive for “good reason”;

  voluntary termination;

  “retirement”;

  “disability”; and

  death.

     The terms “cause,” “change in control,” “disability,” “good reason,” and “retirement” are defined in each respective stock plan or form of award agreement, and these definitions vary slightly depending on the date of the award and the award type. Amounts are not included for compensation and benefits to which an executive would be entitled if the specified event had not occurred.

Restricted Stock Unit Agreements

     Each of the restricted stock unit agreements governing restricted stock unit grants made to the Named Executive Officers in fiscal 2013 provide that all of such unvested restricted stock units shall be automatically forfeited upon termination of the applicable executive’s employment, provided that all unvested restricted stock units shall vest upon (1) termination of employment due to death, disability or retirement, (2) a change in control if the successor company does not assume or substitute for the award on substantially equivalent terms, or (3) if the award is substituted, assumed, or continued during a change in control, termination of employment by the Company not for cause or by the executive for good reason within two years after the effective date of (or six months before, but contingent upon) a change in control of Krispy Kreme. The restricted stock unit agreement governing the restricted stock unit grant made to Ms. Bay in fiscal 2010 provides that all of such unvested restricted stock shall be automatically forfeited upon termination of her employment, provided that all unvested restricted stock shall vest upon (1) termination of employment due to death, disability or retirement or (2) a change in control of Krispy Kreme.

Stock Option Agreements

     No stock options were granted to Named Executive Officers during fiscal 2013. However, in fiscal 2013, the Compensation Committee adopted a new form of incentive stock option agreement under the 2012 Plan for executive officers and a new form of nonqualified stock option agreement under the 2012 Plan for executive officers. Stock options granted under these new agreements shall vest and become exercisable upon (1) termination of employment due to retirement, death, or disability or (2) a change in control if the successor company does not assume or substitute for the award on substantially equivalent terms, or (3) if the award is substituted, assumed, or continued during a change in control, termination of employment by the Company not for cause or by the executive for good reason within two years after the effective date of (or six months before, but contingent upon) a change in control of Krispy Kreme.

     In the event any of the above accelerated vesting events are triggered, the options will remain exercisable until (1) in the case of termination on account of disability, 360 days after termination, (2) in the case of termination on account of death, 360 days after termination, (3) in the case of retirement, the ten-year anniversary of the grant date, and (4) in the case of termination of employment by the Company not for cause or by the executive for good reason within two years after the effective date of (or six months before, but contingent upon) a change in control, the earlier of the date specified in a notice by the Board of Directors or Compensation Committee, if any, and one year after termination. In the case of termination for any reason other than retirement, death, disability, or cause, vested options remain exercisable for three months following the date of termination.

Fiscal 2011 – Fiscal 2012 Stock Option Grants

     In 2011, the Compensation Committee adopted a form of incentive stock option agreement and approved amendments to the form of nonqualified stock option agreement, respectively, to provide that upon a Named Executive Officer’s termination of employment with the Company not for cause or by the Named Executive Officer for good reason within two years after a change in control, his or her options will become vested and exercisable in full (a “double-trigger” requirement). The previous form of nonqualified stock option agreement provided that a Named Executive Officer’s stock options became vested and exercisable in full in the event of only a change in control (a “single-trigger” requirement). Stock options granted in fiscal 2011 and fiscal 2012 shall vest and become exercisable upon (1) termination of employment due to retirement, death, or disability or (2) upon a Named Executive Officer’s termination of employment with the Company not for cause or by the Named Executive Officer for good reason within two years after a change in control of Krispy Kreme. In the event of a change in control, the Board of Directors, in its sole discretion, may give prior written notice of such event to the executive and set a termination date for the exercise of such options. In the event of termination for cause, all options of the executive are terminated.

     In the event any of the above accelerated vesting events are triggered, the options will remain exercisable until (1) in the case of termination on account of disability, 180 days after termination, (2) in the case of termination on account of death, 360 days after termination, (3) in the case of retirement, the ten-year anniversary of the grant date, and (4) in the case of a Named Executive Officer’s termination of employment with the Company not for cause or by the Named Executive Officer for good reason within two years after a change in control, the earlier of the date specified in a notice by the Board of Directors, if any, and the then-current expiration date.

     In the case of termination for any reason other than retirement, death, disability, or cause, vested options remain exercisable for 90 days following the date of termination (without any acceleration of vesting).

Fiscal 2007 – Fiscal 2010 Stock Option Grants

     Each of the stock option agreements governing stock option grants made to the Named Executive Officers in fiscal 2007, fiscal 2008, fiscal 2009, and fiscal 2010 provide that all of such options shall vest and become exercisable upon (1) termination of employment due to retirement, death, or disability or (2) a change in control of Krispy Kreme. In the event of a change in control, the Board of Directors, in its sole discretion, may give prior written notice of such event to the executive and set a termination date for the exercise of such options. In the event of termination for cause, all options of the executive are terminated.

     In the event any of the above accelerated vesting events are triggered, the options would remain exercisable until (1) in the case of termination on account of disability, 180 days after termination, (2) in the case of termination on account of death, 360 days after termination, (3) in the case of retirement, the ten-year anniversary of the grant date, and (4) in the case of a change in control, the earlier of the date specified in a notice by the Board of Directors, if any, and the then-current expiration date.

     In the case of termination for any reason other than retirement, death, disability, or cause, vested options remain exercisable for 90 days (or 60 days with respect to the stock option agreements governing stock option grants made in fiscal 2007) following the date of termination (without any acceleration of vesting).

Pre-Fiscal 2007 Stock Option Grants

     Except for Mr. Muir and Ms. Bay, all of the Named Executive Officers (including Mr. Morgan as a member of the Board of Directors) received stock option grants prior to fiscal 2007. Treatment of these options upon termination or a change in control is generally the same as the treatment of the options granted in fiscal years 2007 – 2011, except that the relevant stock option agreements define change in control (referred to in the agreements as “Corporate Reorganization”) to mean, generally: (1) any person or group purchases 50% or more of our outstanding common stock pursuant to a tender or exchange offer or otherwise becomes the owner of 50% or more of our outstanding common stock; (2) the merger or consolidation of Krispy Kreme if, as a result of which, the holders of outstanding stock of Krispy Kreme immediately prior to such merger or consolidation hold less than 50% of the stock of the surviving company; (3) the sale or other disposition of all or substantially all of the assets of Krispy Kreme; (4) the liquidation of Krispy Kreme; or (5) a change in the majority composition of the Board not approved by two-thirds of the directors in office before the change during any 24-month period during the existence of the option agreement.

Termination Scenario Summary Tables

     The amounts shown in the tables below assume that the noted triggering event occurred on February 3, 2013, the last day of fiscal 2013. Therefore, such amounts reflect the additional payments or benefits each Named Executive Officer would be entitled to receive pursuant to his employment agreement, as such existed on February 3, 2013. As of February 3, 2013, Mr. Morgan, Mr. Muir, and Mr. Welch were the only Named Executive Officers who were retirement eligible. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event. The tables below do not take into account any value received by us as a result of the Named Executive Officers’ covenants not to compete.

James H. Morgan

	Termination without	Change
	cause or termination	in control
	by executive for	regardless of		Death or
	good reason	termination(1)	Retirement(2)	disability
Compensation:
Severance pay(3)	$2,956,100	$—	$—	$—
Vesting of unvested restricted stock(4)	697,805	697,805	697,805	697,805
Vesting of unvested stock options(5)	1,551,000	1,551,000	1,551,000	1,551,000
Benefits:
Health and dental insurance(6)	17	17	—	17
Total	$5,204,922	$2,248,822	$2,248,805	$2,248,822
____________________

(1)	Applicable only if, following a change in control, Mr. Morgan is not the chief executive officer and a member of the board of directors of a publicly traded surviving entity.

(2)	Mr. Morgan is currently “retirement eligible” under the terms of his stock option and restricted stock agreements, having achieved the required age and years of service to the Company, and thus, upon termination of employment by reason of “retirement,” the unvested restricted stock and stock options awarded pursuant to award agreements containing retirement eligibility provisions will immediately vest.

(3)	In the case of termination without cause or termination by executive for good reason within two years following a change in control, represents two times Mr. Morgan’s base salary, plus two times the target annual bonus equal to 70% of base salary, to be paid in 12 equal installments, the first two of which are to be paid two months following the date of termination and the next ten of which will be paid in ten equal monthly installments commencing three months following the date of termination, plus a pro-rated annual bonus equal to 70% of base salary, to be paid 60 days following the date of termination.

(4)	Represents the intrinsic value as of February 3, 2013 of unvested restricted stock awards.

(5)	Represents the intrinsic value as of February 3, 2013 of unvested stock options.

(6)	Represents 12 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Morgan’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over such 12 months.

Douglas R. Muir

		Termination without
	Termination without	cause or termination	Change
	cause or termination	by executive for good	in control
	by executive for	reason following a	regardless of		Death or
	good reason	change in control	termination	Retirement(1)	disability
Compensation:
Severance pay(2)	$588,320	$1,397,260	$—	$—	$—
Vesting of unvested restricted
stock(3)	558,244	558,244	558,244	558,244	558,244
Vesting of unvested stock
options(4)	1,437,000	1,437,000	1,437,000	1,437,000	1,437,000
Benefits:
Health and dental
insurance(5)	17,487	17,487	—	—	17,487
Total	$2,601,051	$3,409,991	$1,995,244	$1,995,244	$2,012,731
____________________

(1)	Mr. Muir is currently “retirement eligible” under the terms of his stock option and restricted stock agreements, having achieved the required age and years of service to the Company, and thus, upon termination of employment by reason of “retirement,” the unvested restricted stock and stock options awarded pursuant to award agreements containing retirement eligibility provisions will immediately vest.

(2)	In the case of termination without cause or termination by executive for good reason, represents Mr. Muir’s base salary, to be paid in 12 equal installments, the first two of which are to be paid two months following the date of termination and the next ten of which will be paid in ten equal monthly installments commencing three months following the date of termination, plus a pro-rated annual bonus equal to 60% of base salary, to be paid 60 days following the date of termination. In the case of termination without cause or termination by executive for good reason within two years following a change in control, represents two times Mr. Muir’s base salary, plus two times the target annual bonus equal to 60% of base salary, plus a pro-rated annual bonus equal to 60% of base salary, to be paid 60 days following the date of termination.

(3)	Represents the intrinsic value as of February 3, 2013 of unvested restricted stock awards. The grant agreement provides no vesting will occur upon a change in control unless the awards are not assumed or substituted by the surviving company or, if assumed or substituted, a qualifying termination occurs within two years following (or six months before, but contingent upon) a change in control.

(4)	Represents the intrinsic value as of February 3, 2013 of unvested stock options. The 2011 and 2012 grant agreements provide no vesting will occur upon a change in control unless a qualifying termination occurs within two years following a change in control.

(5)	Represents 18 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Muir’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over such 18 months.

Jeffrey B. Welch

		Termination
	Termination	without cause or
	without cause	termination by	Change in
	or termination	executive for good	control
	by executive for	reason following a	regardless of
	good reason	change in control	termination	Retirement(1)	Death or disability
Compensation:
Severance pay(2)	$543,750	$1,268,750	$—	$—	$—
Vesting of unvested
restricted stock(3)	465,203	465,203	465,203	465,203	465,203
Vesting of unvested
stock options(4)	1,230,200	1,230,200	1,230,200	1,230,200	1,230,200
Benefits:
Health and dental
insurance(5)	18,875	18,875	—	—	18,875
Total	$2,258,028	$2,983,028	$1,695,403	$1,695,403	$1,714,278
____________________

(1)	Mr. Welch is currently “retirement eligible” under the terms of his stock option and restricted stock agreements, having achieved the required age and years of service to the Company, and thus, upon termination of employment by reason of “retirement,” the unvested restricted stock and stock options awarded pursuant to award agreements containing retirement eligibility provisions will immediately vest.

(2)	In the case of termination without cause or termination by executive for good reason, represents Mr. Welch’s base salary, to be paid in 12 equal installments, the first two of which are to be paid two months following the date of termination and the next ten of which will be paid in ten equal monthly installments commencing three months following the date of termination, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination. In the case of termination without cause or termination by executive for good reason within two years following a change in control, represents two times Mr. Welch’s base salary, plus two times the target annual bonus equal to 50% of base salary, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination.

(3)	Represents the intrinsic value as of February 3, 2013 of unvested restricted stock awards. The grant agreement provides no vesting will occur upon a change in control unless the awards are not assumed or substituted by the surviving company or, if assumed or substituted, a qualifying termination occurs within two years following (or six months before, but contingent upon) a change in control.

(4)	Represents the intrinsic value as of February 3, 2013 of unvested stock options. The 2011 and 2012 grant agreements provide no vesting will occur upon a change in control unless a qualifying termination occurs within two years following a change in control.

(5)	Represents 18 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Welch’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over such 18 months.

M. Bradley Wall

		Termination
	Termination	without cause or
	without cause	termination by	Change in
	or termination	executive for good	control
	by executive for	reason following a	regardless of
	good reason	change in control	termination	Death or disability
Compensation:
Severance pay(1)	$463,500	1,081,500	$—	$—
Vesting of unvested restricted stock(2)	—	465,203	465,203	465,203
Vesting of unvested stock options(3)	—	1,070,800	1,070,800	1,070,800
Benefits:
Health and dental insurance(4)	18,659	18,659	—	18,659
Total	$482,159	$2,636,162	$1,536,003	$1,554,662
____________________

(1)	In the case of termination without cause or termination by executive for good reason, represents Mr. Wall’s base salary, to be paid in 12 equal installments, the first two of which are to be paid two months following the date of termination and the next ten of which will be paid in ten equal monthly installments commencing three months following the date of termination, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination. In the case of termination without cause or termination by executive for good reason within two years following a change in control, represents two times Mr. Wall’s base salary, plus two times the target annual bonus equal to 50% of base salary, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination.

(2)	Represents the intrinsic value as of February 3, 2013 of unvested restricted stock awards. The grant agreement provides no vesting will occur upon a change in control unless the awards are not assumed or substituted by the surviving company or, if assumed or substituted, a qualifying termination occurs within two years following (or six months before, but contingent upon) a change in control.

(3)	Represents the intrinsic value as of February 3, 2013 of unvested stock options. The 2011 and 2012 grant agreements provide no vesting will occur upon a change in control unless a qualifying termination occurs within two years following a change in control.

(4)	Represents 18 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Wall’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over such 18 months.

Cynthia A. Bay

		Termination
	Termination	without cause or
	without cause	termination by	Change in
	or termination	executive for good	control
	by executive for	reason following a	regardless of
	good reason	change in control	termination	Death or disability
Compensation:
Severance pay(1)	$463,500	$1,081,500	$—	$—
Vesting of unvested restricted stock(2)	—	546,328	$546,328	$546,328
Vesting of unvested stock options(3)	—	1,034,000	1,034,000	1,034,000
Benefits:
Health and dental insurance(4)	6,592	6,592	—	6,592
Total	$470,092	$2,668,420	$1,580,328	$1,586,920
____________________

(1)	In the case of termination without cause or termination by executive for good reason, represents Ms. Bay’s base salary, to be paid in 12 equal monthly installments, commencing on the first month anniversary of the date of termination, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination. In the case of termination without cause or termination by executive for good reason within two years following a change in control, represents two times Ms. Bay’s base salary, plus two times the target annual bonus equal to 50% of base salary, plus a pro-rated annual bonus equal to 50% of base salary, to be paid 60 days following the date of termination.

(2)	Represents the intrinsic value as of February 3, 2013 of unvested restricted stock awards. The 2013 grant agreements provide no vesting will occur upon a change in control unless the awards are not assumed or substituted by the surviving company or, if assumed or substituted, a qualifying termination occurs within two years following (or six months before, but contingent upon) a change in control.

(3)	Represents the intrinsic value as of February 3, 2013 of unvested stock options. The 2011 and 2012 grant agreements provide no vesting will occur upon a change in control unless a qualifying termination occurs within two years following a change in control.

(4)	Represents 18 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Ms. Bay’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over such 18 months.

APPROVAL OF THE ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES
OF INCORPORATION
(Item Number 3 on the Proxy Card)

Background – General

     We have significant net operating losses and tax credit carryovers (collectively, “NOLs”). Until they expire, we generally can use our NOLs to reduce federal and state income taxes otherwise payable in future years.

     As of February 3, 2013, we had approximately $81 million of deferred tax assets related to our NOLs, which represent the estimated future income taxes avoided by utilizing the NOLs. We believe these NOLs are a very valuable asset and they are reflected as an asset on our balance sheet.

     The benefits of our NOLs would be reduced, and our use of the NOLs could be delayed, if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more “5-percent shareholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder).

     If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused, which would result in a loss of the income tax benefits associated with them, or result in a delay in our utilization of our NOLs even if those limitations do not result in the expiration of the NOLs. Such a delay would result in a reduction in the value of the income tax benefits associated with the NOLs due to the time value of money.

     As of April 12, 2013, the cumulative percentage change in ownership of our common stock by “5-percent shareholders” was approximately 30%. If no action is taken, we believe it is possible that we could experience an ownership change that would result in limitations on our ability to utilize our NOLs.

     The Board of Directors adopted a tax asset protection plan in January 2013. After careful consideration, the Board of Directors has determined that it is in the best interests of the Company to also amend the Company’s Restated Articles of Incorporation to preserve the benefits of our NOLs. We refer to this amendment as the “Protective Amendment.”

Background – The Tax Asset Protection Plan

     On January 14, 2013, the Board of Directors adopted a tax asset protection plan (the “Plan”). Under the Plan, subject to certain exceptions, the acquisition by any person or group of 4.99% or more of the Company’s outstanding shares of common stock makes that person or group an “acquiring person” and could result in significant dilution in the ownership and economic interest of such acquiring person. Although the Plan does not prohibit acquisitions which result in an ownership change, the possibility of significant dilution acts as a strong deterrent against stock acquisitions that may result in an ownership change that could give rise to a limitation on the Company’s ability to utilize the carryforwards.

     To effect the Plan, the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of its common stock held of record as of the close of business on January 24, 2013, as well as to holders of the Company’s common stock issued after that date. The Rights trade with, and are represented by, the Company’s common stock. In the event that a person or group becomes a 4.99% “acquiring person,” each Right (other than Rights beneficially owned by the “acquiring person” or its affiliates, which Rights will become null and void) will constitute the right to purchase from the Company, upon the exercise thereof in accordance with the Plan, that number of shares of common stock of the Company having an aggregate market price equal to twice the exercise price for an amount in cash equal to the then current exercise price. However, in connection with any such exercise of Rights, no holder of Rights will be entitled to receive common stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s affiliates, becoming the beneficial owner of more than 4.99% of the then-outstanding common stock.

     Under the Plan, the Board is granted the discretion to exempt persons from the 4.99% threshold if it were to determine that such ownership is in the best interests of shareholders and not inconsistent with the purpose of the Plan. Shareholders of the Company as of January 14, 2013 holding 4.99% or more of the Company’s outstanding shares of common stock are exempt from the provisions of the Plan unless they thereafter make additional purchases. The Plan will expire upon redemption or exchange of the Rights or if the net operating loss carryforwards are utilized in all material respects or are no longer available in any material respect. Otherwise, the Plan will expire no later than the close of business on January 14, 2019, unless extended by the Board.

     The Rights may be redeemed by the Company at $0.01 per Right in cash prior to the time the Rights become exercisable.

     The Company’s independent directors will evaluate the Plan annually to determine whether it continues to be in the best interests of the Company’s shareholders. The outcome of the vote on the Protective Amendment will have no direct effect on the Plan, although the Board of Directors may take the vote into consideration during its next annual evaluation of the Plan.

Purpose of Protective Amendment

     The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our capital stock that could affect our ability to use the NOLs under applicable tax rules and regulations. In order to implement these transfer restrictions, the Protective Amendment must be adopted by shareholders. On March 25, 2013, our Board of Directors declared advisable and approved, subject to the approval of our shareholders, the Protective Amendment. If our shareholders do not approve the Protective Amendment, the Protective Amendment will not become effective. In such event, the Plan will remain in effect and may continue to act as a deterrent against stock acquisitions that could result in an ownership change that might limit the Company’s ability to utilize the NOLs.

     Neither the Protective Amendment nor the Plan completely eliminates the risk of an ownership change that could affect our ability to use the NOLs. There may be limitations on the enforceability of the Protective Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur, and the Plan may deter, but ultimately cannot block, all transfers of our stock that might result in an ownership change. Because of the limitations of both the Plan and the Protective Amendment, the Board of Directors believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs.

Description of Protective Amendment

     The following summarizes of the proposed Protective Amendment. Defined terms used in this description but not otherwise defined will have the meaning ascribed to them in the Protective Amendment. This summary is qualified in its entirety by reference to the full text of the proposed Protective Amendment, which can be found in the accompanying Appendix B. Shareholders are urged to read the proposed Protective Amendment in its entirety as the discussion below is only a summary.

     Prohibited Transfers. The transfer restrictions contained in the proposed Protective Amendment generally will restrict any direct or indirect transfer of any of our capital stock (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

  increase the direct or indirect ownership of any of our capital stock by any Person (as defined below) to 4.99% or more (a “five percent shareholder”); or

  increase the percentage of our capital stock owned directly or indirectly by any Person that was a five percent shareholder as of the effective time of the Protective Amendment, subject to limited exceptions.

     “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

     Transfers restricted by the Protective Amendment include sales to Persons whose resulting percentage ownership (direct or indirect) of any of our capital stock would exceed the 4.99% threshold discussed above, or to Persons whose direct or indirect ownership of any of our capital stock would by attribution cause another Person to exceed such threshold. Complex rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the Code (and related regulations) are applied in determining whether a Person constitutes a five percent shareholder under the Protective Amendment. For purposes of determining the existence and identity of, and the amount of our capital stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our capital stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our capital stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our capital stock.

     The transfer restrictions may result in the delay or refusal of certain requested transfers of our capital stock, or prohibit ownership (thus requiring dispositions) of our capital stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our capital stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our capital stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

     Treatment of Existing Five Percent Shareholders. Existing five percent shareholders as of the effective time of the Protective Amendment will not be required to sell their shares but generally will be restricted from increasing their ownership under Section 382 of the Code.

     Consequences of Prohibited Transfers. Upon the effective date of the Protective Amendment, any direct or indirect transfer attempted in violation of the restrictions contained in the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our capital stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as a shareholder for any purpose whatsoever in respect of the shares which are the subject of the prohibited transfer, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. Capital stock purportedly acquired in violation of the transfer restrictions is referred to herein as “excess securities.”

     In addition to the prohibited transfer being void as of the date it is attempted, upon demand by our Board of Directors, the purported transferee must transfer the excess securities to our agent along with any dividends or other distributions paid with respect to such excess securities. Our agent is required to sell the excess securities in an arms’ length transaction (or series of transactions) that would not constitute a prohibited transfer under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by our agent, will be distributed first to reimburse the agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the market price of the excess securities at the time of the attempted transfer) incurred by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, will be distributed to the transferor (or, if the transferor cannot be readily identified, to a charity designated by our Board of Directors). If the purported transferee has resold the excess securities before receiving demand from the Company to surrender excess securities to the agent, the purported transferee shall be deemed to have sold the excess securities on behalf of the agent designated by the Board of Directors of the Company (the “Agent”), and shall be required to transfer to the Agent any prohibited distributions and proceeds of such sale (except to the extent we grant written permission to the purported transferee to retain a specified amount). Proceeds from the sale of the excess securities will be applied as follows: (i) first, to the Agent to cover its costs and expenses incurred in connection with its duties, (ii) next, to the purported transferee up to the amount paid by the purported transferee for the excess securities, and (iii) finally, to the transferor of the Prohibited Transfer that can be identified; if such transferor cannot be identified, to one or more organizations qualifying under section 501(c)(3) of the Code.

     With respect to any indirect or other transfer which does not involve a transfer of the Company’s “securities” within the meaning of North Carolina law, but which would cause the transferee or any Person to become a five percent shareholder or would cause the beneficial ownership of a five percent shareholder to increase, the following procedure will apply instead of those described above. In such case, no such five percent shareholder will be required to dispose of any interest that is not a security of the Company. Instead, such five percent shareholder and/or any person whose ownership of our securities is attributed to such five percent shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such five percent shareholder not to be in violation of the transfer restrictions contained in the Protective Amendment, and such securities will be treated as excess securities to be disposed of through the agent under the provisions summarized above. The maximum aggregate amount payable to such five percent shareholder or such other person that was the direct holder of such excess securities from the proceeds of sale by the agent would be the market price of such excess securities at the time of the prohibited transfer. All expenses incurred by the agent in disposing of such excess securities will be paid out of any amounts due such five percent shareholder or such other Person.

     Exceptions to Transfer Restrictions. A transfer from one member of a “public group” to another member of the same public group that does not result in such transferee being treated as a five percent shareholder does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, our Board of Directors will have the discretion to approve a transfer that would otherwise be a prohibited transfer if: (i) prior to such transfer being consummated, the Board of Directors approves the transfer in accordance with paragraph (c)(2) or (c)(3) of Article X of the Protective Amendment, (ii) such transfer is pursuant to any transaction, including, but not limited to, a merger, consolidation, mandatory share exchange or other business combination in which all holders of each class or series of our capital stock receive, or are offered the same opportunity to receive, cash or other consideration for all of our capital stock as the other holders of such class or series, and upon the consummation of which the acquiror owns at least a majority of the outstanding shares of common stock or (iii) such transfer is a transfer to any employee stock ownership or other employee benefit plan of the Company or a subsidiary of the Company (or any entity or trustee holding shares of common stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company). In connection with any request to waive the transfer restrictions, our Board of Directors may request relevant information from the requesting person. If our Board of Directors decides to grant a waiver, it may impose conditions on the acquiror or any selling party.

     In the event of a change in law or other relevant circumstances, the Board of Directors will be authorized to modify the applicable allowable percentage ownership interest or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board of Directors receives a report, at the Board’s request, from the Company’s advisors that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders will be promptly notified by public announcement of any such determination through the method of notice that the Board of Directors deems appropriate under the circumstances.

     Our Board of Directors may, to the extent permitted by law, establish, modify, amend or rescind any by-laws, regulations and procedures for purposes of determining whether any transfer of our capital stock would jeopardize our ability to preserve and use our NOLs.

Expiration of the Protective Amendment

     The Protective Amendment would expire on the earliest of (i) the Board of Directors’ determination, with input from the Company’s advisors, that the NOLs are utilized in all material respects or are no longer available in any material respect, (ii) the Board of Directors’ determination, with input from the Company’s advisors, that that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used in any particular time period, for applicable tax purposes, (iii) such date as the Board of Directors otherwise determines that the Protective Amendment should terminate and (iv) January 14, 2019. The Board of Directors will publicly announce any termination occurring before January 14, 2019.

Effectiveness and Enforceability

     Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

  The Board of Directors can permit a transfer to an acquiror that results or contributes to an ownership change if it determines that such transfer is in the Company’s best interests.

  A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of North Carolina, the Company’s jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its articles of incorporation for the purpose of maintaining or preserving any tax attribute (including Tax Benefits). North Carolina law provides that transfer restrictions with respect to shares of our capital stock issued prior to the effectiveness of the restrictions will be effective against shareholders with respect to shares that were voted in favor of this proposal. Under the laws of the State of North Carolina, restrictions on the transfer of shares are valid and enforceable if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares, (B) the transferee had actual written notice of the transfer restrictions (even absent such conspicuous notation) and (C) the restriction is not unconscionable under the circumstances. We intend to disclose such restrictions to persons holding our capital stock in uncertificated form, and to cause any shares of our capital stock issued in certificated form after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under North Carolina law, such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

  Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382 of the Code. Accordingly, we cannot assure that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board of Directors has already implemented the Plan, which should act as an additional deterrent to any person acquiring 4.99% or more of our capital stock and endangering our ability to use the Tax Benefits.

     As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

     The rules of Section 382 are very complex and shareholders are advised to consult their own advisors should they have questions regarding the applicability of the Section 382 rules to them. Generally, a Section 382 ownership change occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our stock owned by one or more “5-percent shareholders.” If we experience a Section 382 ownership change, our annual use of the NOLs to offset future federal taxable income, and thereby reduce our federal income tax liabilities, could be substantially limited. The Protective Amendment restricts direct and indirect transfers of our stock that would create Section 382 “5-percent shareholders” or otherwise increase the percentage of stock that is owned by Section 382 “5-percent shareholders.”

     Ownership for Section 382 purposes is determined primarily by an economic test, while the SEC definition of “beneficial ownership” focuses generally on the right to vote or control disposition of the shares. In general, the Section 382 economic test looks to who has the right to receive dividends paid with respect to shares, and who has the right to receive proceeds from the sale or other disposition of shares. Section 382 also contains certain constructive ownership rules, which generally attribute ownership of stock held by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the shares, or to related individuals. Generally, a person’s direct or indirect economic ownership interest in shares (rather than record title, voting control or other factors) is taken into account for Section 382 purposes.

     For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, the Internal Revenue Service permits us to rely on the existence or absence of filings with the SEC of Schedules 13D, 13F and 13G (or similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. Investors who file a Schedule 13G or Schedule 13D (or list our common stock in their Schedules 13F) may beneficially own 5% or more of our common stock for SEC reporting purposes but nonetheless may not be Section 382 “5-percent shareholders” and therefore their beneficial ownership will not result in a Section 382 ownership change.

     The factors that must be considered in determining whether a Section 382 “ownership change” has occurred include the following:

  All shareholders who each own less than 5% of the Company’s stock generally are aggregated into one or more “public groups,” each of which is treated as a Section 382 “5-percent shareholder.” Transactions in the public markets among shareholders who are members of a public group generally are excluded from the Section 382 calculation.

  Sales of our stock by a Section 382 “5-percent shareholder” may, in turn, create a separate public group that is also treated as a Section 382 “5-percent shareholder.”

  A public offering by us of our stock may create a new, separate public group that is treated as a Section 382 “5-percent shareholder” and therefore would contribute to an ownership change for Section 382 purposes.

  There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities. Ownership is often attributed to pooled investment vehicles, such as mutual funds and hedge funds, but also to investment vehicles which coordinate their investment activities.

  Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership for Section 382 purposes, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

  Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

  The repurchase of shares by the Company may increase the ownership of any Section 382 “5-percent shareholders” (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an ownership change. In addition, it is possible that a repurchase of shares by the Company could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5% (or more) change in ownership for Section 382 purposes.

Potential Anti-Takeover Impact

     The Protective Amendment is designed to preserve the long-term value of our accumulated net operating losses and is not intended to prevent a takeover of Krispy Kreme. However, the Protective Amendment could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a group to accumulate our capital stock above the applicable threshold. This effect is completely ancillary, and is not the intended purpose of the Protective Amendment.

Potential Effects on Liquidity

     The Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our capital stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our capital stock may be limited by reducing the class of potential acquirers for such capital stock. In addition, a shareholder’s ownership of our capital stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to monitor carefully their ownership of our stock and consult their own legal advisors to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on the Value of Our Common Stock

     If the Protective Amendment is adopted, the Board of Directors intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our capital stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders who may not be able or willing to hold stock with restrictive legends, may not be able to purchase our stock, the Protective Amendment could depress the value of our stock.

Recommendation

     The Board of Directors recommends a vote “FOR” approval of the Articles of Amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item Number 4 on the Proxy Card)

     The Audit Committee appointed PricewaterhouseCoopers LLP as Krispy Kreme’s independent registered public accounting firm to audit Krispy Kreme’s financial statements for its fiscal year ending February 2, 2014. PricewaterhouseCoopers LLP has served as independent registered public accounting firm to Krispy Kreme since 1992. Prior to the appointment of PricewaterhouseCoopers LLP as Krispy Kreme’s independent registered public accounting firm for fiscal 2014, the Audit Committee had a series of discussions with PricewaterhouseCoopers LLP regarding the accounting firm’s preliminary audit plan, scope, staffing, the firm’s internal quality-control procedures and the accounting firm’s independence. Based on these discussions and related reports, the Audit Committee considered the accounting firm’s qualifications, performance and independence, and decided to appoint PricewaterhouseCoopers LLP as Krispy Kreme’s independent registered public accounting firm to audit Krispy Kreme’s financial statements for its fiscal year ending February 2, 2014. While ratification by the shareholders of this appointment is not required by law, our articles of incorporation or bylaws, our Board believes that such ratification is desirable. If shareholders do not ratify the decision of the Audit Committee to reappoint PricewaterhouseCoopers LLP as Krispy Kreme’s independent registered public accounting firm for fiscal 2014, the Audit Committee will take the action of the shareholders into account in selecting an independent registered public accounting firm for fiscal 2015.

     The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm to Krispy Kreme for fiscal 2014.

INFORMATION RELATED TO OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

     PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for fiscal 2012 and fiscal 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting for purposes of answering appropriate questions, and such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

Fees

     The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to the Company in each of the last two fiscal years for audit and non-audit services. The nature of the services provided in each such category is described following the table.

	2013	2012
Audit Fees	$1,209,500	$1,033,000
Audit-Related Fees	3,200	3,000
All Other Fees	4,500	4,500
Total	$1,217,200	$1,040,500

Audit Fees — Consists of aggregate fees for professional services rendered for the audits of the annual financial statements of Krispy Kreme and reviews of financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees — Consists of aggregate fees for accounting consultations.

All Other Fees — Consists of aggregate fees for accounting research tools.

Pre-Approval of Audit and Non-Audit Services

     The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm. To help fulfill this responsibility, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the policy, all audit and non-audit services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis, called “specific pre-approval,” or (2) by the description in sufficient detail in exhibits to the policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration, called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or one of its members to whom the Audit Committee has delegated specific pre-approval authority. The policy describes the audit and audit-related services, if any, which have received general pre-approval. These general pre-approvals allow the Company to engage the independent registered public accounting firm for the enumerated services for individual engagements up to the fee limits described in the policy. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The policy does not delegate to management the Audit Committee’s responsibility to pre-approve services performed by the independent registered public accounting firm. All of the audit, audit-related, tax, and all other services for fiscal 2012 and fiscal 2013 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2013

     The Audit Committee assists the Board of Directors in its oversight of the integrity of Krispy Kreme’s financial statements, compliance with legal and regulatory requirements, the manner in which management assesses, monitors, and manages the Company’s risk exposure and the adequacy of the Company’s risk-management activities, the qualifications and independence of the independent registered public accounting firm, and the performance of the independent registered public accounting firm and the internal audit function. Management is responsible for Krispy Kreme’s financial statements, internal controls, and the financial reporting process. Krispy Kreme’s independent registered public accounting firm is responsible for expressing an opinion that the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board. In conjunction with the specific activities performed by the Audit Committee in its oversight role:

1.	The Audit Committee has reviewed and discussed the audited financial statements, as of and for the year ended February 3, 2013, with management of Krispy Kreme.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

     Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2013 Form 10-K for filing with the SEC.

Robert S. McCoy, Jr., Chair
Andrew J. Schindler
Michael H. Sutton

TRANSACTIONS WITH RELATED PERSONS

Review, Approval, or Ratification of Transactions with Related Persons

     Our Audit Committee has adopted a written Policy and Procedures with respect to related person transactions (the “Policy”), which is available on our web site at http://krispykreme.com/corporategovernance. The Policy provides that any proposed related person transaction must be submitted to the Audit Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence, if applicable; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Audit Committee shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of Krispy Kreme and its shareholders, as the Audit Committee determines in good faith. The Policy provides that all material related person transactions are to be disclosed to the full Board of Directors.

     For purposes of the Policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Krispy Kreme (including any of its subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest.

     For purposes of the Policy, a “related person” means:

(1)	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director of Krispy Kreme;

(2)	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; or

(3)	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner.

Transactions with Related Persons

     Except as described in the following paragraph, there were no reportable transactions with related persons in fiscal 2013.

     Our franchisee for the Middle East, Kuwait Food Company (Americana), is an affiliate of Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. (“Al Kharafi”), which was the beneficial owner of more than 5% of our common stock during fiscal 2013. We had transactions in the normal course of business with this franchisee (including sales of doughnut mix and equipment to the franchisee and royalties payable to us by the franchisee based on its sales at Krispy Kreme franchise stores) totaling approximately $6.7 million in fiscal 2013. Such transactions were conducted pursuant to development and franchise agreements, the terms of which are substantially the same as those currently offered to our other international franchisees. In March 2012, the Audit Committee reviewed the ongoing relationship with Al Kharafi and determined that it was in the best interests of the Company and its shareholders to continue the related person transaction with Al Kharafi in fiscal 2013. Al Kharafi was the beneficial owner of approximately 12.7% of our common stock as of the beginning of fiscal 2013. On February 11, 2013, Al Kharafi filed a Schedule 13G/A with the SEC reporting that it no longer owned any of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such ownership with the SEC. Such officers, directors, and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during fiscal 2013.

SHAREHOLDERS’ PROPOSALS FOR 2014 ANNUAL MEETING

     Shareholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws.

     The 2014 Annual Meeting of Shareholders is tentatively scheduled to be held on June 17, 2014. Shareholder proposals that are intended to be included in our Proxy Statement and proxy relating to the 2014 Annual Meeting of Shareholders must be received by us no later than January 24, 2014 to be considered for inclusion.

     If a shareholder intends to submit a nomination for director for our 2014 Annual Meeting of Shareholders that is not to be included in Krispy Kreme’s Proxy Statement and proxy relating to the 2014 Annual Meeting of Shareholders, the shareholder must give us notice in accordance with the requirements set forth in Krispy Kreme’s bylaws during the period from February 18, 2014 to March 20, 2014, the period that is not less than 90 days nor more than 120 days prior to the first anniversary date of Krispy Kreme’s 2013 Annual Meeting of Shareholders. Krispy Kreme’s bylaws require that certain information with respect to the nomination and the shareholder making the nomination be set forth in the notice.

     If the date of the 2014 Annual Meeting of Shareholders is not scheduled within a period commencing 30 days before the first anniversary date of Krispy Kreme’s 2013 Annual Meeting of Shareholders and ending 60 days after such anniversary date, shareholders will be advised of such change and of the new dates for submission of nominations for directors.

     If a shareholder intends to submit a proposal for our 2014 Annual Meeting of Shareholders that is not to be included in Krispy Kreme’s Proxy Statement and proxy relating to the 2014 Annual Meeting of Shareholders, the shareholder generally must give us notice in accordance with the requirements set forth in Krispy Kreme’s bylaws during the period that is not less than 40 days nor more than 90 days before Krispy Kreme’s 2014 Annual Meeting of Shareholders. Krispy Kreme’s bylaws require that certain information with respect to the proposal and the shareholder making the proposal be set forth in the notice.

     To obtain a copy of the relevant bylaw provision or to submit a proposal, a shareholder must submit such request or proposal in writing to: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary.

HOUSEHOLDING

     Krispy Kreme has previously adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple registered shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

     If you are a registered shareholder (your shares are held directly in your name) and you wish to opt out of householding so that you and other members of your household receive multiple copies of the proxy materials at the same address, you may do so by calling our Investor Relations Department at (336) 726-8917 or by notifying us in writing at: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary. Your notice must be received by us at least 30 days before the mailing of proxy materials, which we expect to be mailed in April or May of each year. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

     If you share an address with another registered shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

OTHER MATTERS

     All of the expenses involved in soliciting proxies for the Annual Meeting will be paid by Krispy Kreme. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of Krispy Kreme, acting without special compensation. In addition, Krispy Kreme has engaged Innisfree M&A Incorporated to act as its proxy solicitor and has agreed to pay it approximately $12,500 plus reasonable fees and expenses for such services.

     Whether or not you plan on attending the Annual Meeting, please fill in, date, sign, and mail a proxy card, or vote by telephone or electronically through the Internet as soon as possible. If you attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time. Seating is limited at the Annual Meeting. If you plan to attend, you MUST follow the instructions described above under “Proxy Solicitation and General Information — Admission to Annual Meeting.”

BY ORDER OF THE BOARD OF
DIRECTORS,

DARRYL R. MARSCH Secretary

Appendix A

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Adjusted Net Income to Net Income

     The Company has net deferred income tax assets of approximately $116 million as of February 3, 2013, of which approximately $76 million relates to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers total approximately $206 million.

     In the quarter ended January 29, 2012, the Company reversed approximately $139.6 million of valuation allowances against its deferred income tax assets because management concluded that realization of such assets was more likely than not. While such reversal, which was required by GAAP, increased the Company’s earnings by $139.6 million in fiscal 2012, the reversal has the effect of reducing the Company’s earnings beginning in fiscal 2013 as a result of an increase in the provision for income taxes. This negative effect on earnings beginning in fiscal 2013 occurs because the reversal of the valuation allowance resulted in the recognition in fiscal 2012 of income tax benefits expected to be realized in later years; absent the reversal of the valuation allowance, any such tax benefits would have been recognized when realized in future periods upon the generation of taxable income. Accordingly, beginning in fiscal 2013, the Company’s effective income tax rate, which in fiscal 2012 and earlier years bore little or no relationship to pretax income, more closely reflects the blended federal and state income tax rates in jurisdictions in which the Company operates.

     Because of the increase in the Company’s effective income tax rate resulting from the reversal of the valuation allowance, the Company’s income tax expense in fiscal 2013 is not comparable to income tax expense in fiscal 2012 and earlier years. In addition, until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to substantially exceed the amount of cash income taxes payable by the Company.

     In the second quarter of fiscal 2012, the Company realized a pretax gain of $6.2 million ($4.7 million after tax, or $.06 per share) on the sale of its 30% ownership interest in KK Mexico, an equity method investee. The Company does not expect to realize similar gains in the future.

     The following non-GAAP financial information and related reconciliation to GAAP measures are provided to assist the reader in understanding the effects of the above transactions and events, which are expected to be non-recurring, on the Company’s results of operations for fiscal 2012, and to facilitate comparisons of fiscal 2013 results with the Company’s financial results for fiscal 2012. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

Reconciliation of Consolidated Adjusted Net Income to Consolidated Net Income

	Year Ended
	February 3,	January 29,
	2013	2012
Net income, as reported	$20,779	$166,269
Provision for deferred income taxes	13,413	(139,403)
Gain on sale of interest in KK Mexico
(net of income taxes of $1,492)	—	(4,706)
Adjusted net income	$34,192	$22,160
Adjusted earnings per common share:
Basic	$0.51	$0.32
Diluted	$0.49	$0.31
Weighted average shares outstanding:
Basic	67,624	69,145
Diluted	69,896	71,497

A-1

Appendix B

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT
OF
KRISPY KREME DOUGHNUTS, INC.

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Restated Articles of Incorporation.

1. The name of the corporation is: Krispy Kreme Doughnuts, Inc.

2. The Articles of Incorporation, as amended, are further amended by inserting the following new Article X immediately following the text of Article IX:

ARTICLE X

     (a) Definitions. As used in this Article X, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

          (1) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as such Rule is in effect on the date of this Article X.

          (2) “Agent” has the meaning set forth in paragraph (e) of this Article X.

          (3) A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) which such Person directly owns, (ii) which such Person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder or (iii) which any other Person Beneficially Owns, but only if such Person and such other Person are part of the same group of Persons that, with respect to such security, are treated as one “entity” as defined under Treasury Regulation 1.382-3(a)(1).

          A Person shall not be deemed the “Beneficial Owner”, or to have “Beneficial Ownership” of, and to “Beneficially Own”, any security (A) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency” as defined in Section 3(a)(23) of the Exchange Act, (B) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for payment or exchange, or (C) solely because such Person or any of such Person’s Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, unless such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

          (4) “Board of Directors” or “Board” means the Board of Directors of the Corporation, including any duly authorized committee thereof.

          (5) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

          (6) “Bylaws” means Amended and Restated Bylaws of the Corporation, effective December 10, 2008.

          (7) “Close of Business” on any given date means 5:00 p.m., Winston-Salem, North Carolina time on such date, or, if such date is not a Business Day, 5:00 p.m. Winston-Salem, North Carolina time on the next succeeding Business Day.

          (8) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including any successor statute, and the regulations, rulings and guidance from time to time issued thereunder.

          (9) “Common Stock” means any interest in Common Stock, no par value, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

          (10) “Corporation” means Krispy Kreme Doughnuts, Inc.

          (11) “Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred shares described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase securities of the Corporation, and (iv) any Shares.

          (12) “Excess Securities” has the meaning given such term in paragraph (d)(1) of this Article X.

          (13) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

          (14) “Expiration Date” means the earliest of (i) the Close of Business on January 14, 2019; (ii) the time at which the Board of Directors receives, at the Board of Directors’ request, a report from the Corporation’s advisors that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Corporation could use the NOLs, or materially impair the amount of the NOLs that could be used by the Corporation in any particular time period, for applicable tax purposes; or (iii) such date as the Board of Directors determines for the restrictions set forth in paragraph (b) of this Article X to terminate. In the case of a termination of this Article X pursuant to clauses (ii) or (iii), the Board shall cause the prompt public announcement of such termination in such manner as the Board determines is appropriate under the circumstances.

          (15) “Five Percent Transaction” means any Transfer described in paragraph (b) of this Article X.

          (16) “Five Percent Shareholder” means a Person who owns 4.99 percent or more of the Corporation’s then-outstanding Common Stock, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

          (17) “Market Price” per share of any securities on any date means the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any dividend, share split, reverse share split or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted by the Board of Directors in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the New York Stock Exchange or, if the securities are not listed on the New York Stock Exchange, as reported on the NASDAQ Stock Market or, if the securities are not listed on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by such other quotation system then in use or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by a professional market maker making a market in the securities selected by the Board of Directors; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date means the fair market value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

          (18) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

          (19) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

          (20) “Preferred Stock” means any interest in Preferred Stock of the Corporation, no par value, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

          (21) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

          (22) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article X.

          (23) “Proposed Transaction” has the meaning set forth in paragraph (c)(2) of this Article X.

          (24) “Purported Transferee” has the meaning set forth in paragraph (d) of this Article X.

          (25) “Request” has the meaning set forth in paragraph (c)(2) of this Article X.

          (26) “Requesting Person” has the meaning set forth in paragraph (c)(2) of this Article X.

          (27) “Security” or “Securities” each has the meaning set forth in paragraph (g) of this Article X.

          (28) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

          (29) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

          (30) “Subsidiary” of any specified Person means any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.

          (31) “Stock” means any interest, including any Security Entitlement as defined in Section 8-102(a)(17) of the North Carolina Uniform Commercial Code, that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2(a)(3) or Treasury Regulation § 1.382-2T(f)(18).

          (32) “Tax Benefits” includes the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.

          (33) “Trading Day,” when used with respect to any securities, means a day on which the New York Stock Exchange is open for the transaction of business or, if such securities are not listed or admitted to trading on the New York Stock Exchange, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

          (34) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

          (35) “Transferee” means, with respect to any Transfer, any Person to whom Corporation Securities are, or are proposed to be, Transferred.

          (36) “Transferor” means, with respect to any Transfer, any Person by or from whom Corporation Securities are, or are proposed to be, Transferred.

          (37) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

     (b) Transfer And Ownership Restrictions. In order to preserve the Corporation’s ability to use the Tax Benefits to offset income until the Expiration Date, no Person (including for the avoidance of doubt the U.S. Government or any agency or instrumentality thereof) other than the Corporation shall, except as provided in paragraph (c) of this Article X, Transfer to any Person (and any such attempted Transfer shall be void ab initio), any direct or indirect interest in any Corporation Securities to the extent that such Transfer, if effective, would cause the transferee or any other Person to become a Five Percent Shareholder, or would cause the Beneficial Ownership of a Five Percent Shareholder to increase (any such Transfer, a “Five Percent Transaction”). The prior sentence shall not preclude either the Transfer to the Depository Trust Company (“DTC”), Clearing and Depository Services (“CDS”) or to any other securities intermediary, as such term is defined in § 8-102(14) of the Uniform Commercial Code, of Corporation Securities not previously held through DTC, CDS or such intermediary or the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, any national securities quotation system or any electronic or other alternative trading system; provided that, if such Transfer or the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in the remainder of this Article X.

     (c) Exceptions.

          (1) Any Transfer of Corporation Securities that would otherwise be prohibited pursuant to paragraph (b) of this Article X shall nonetheless be permitted if (i) prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after the transaction is consummated), the Board of Directors approves the Transfer in accordance with paragraph (c)(2) or (c)(3) of this Article X (such approval may relate to a Transfer or series of identified Transfers and may provide the effective time of such transfer which could be retroactive), (ii) such Transfer is pursuant to any transaction, including, but not limited to, a merger, consolidation, mandatory share exchange or other business combination in which all holders of Corporation Securities receive, or are offered the same opportunity to receive, cash or other consideration for all such Corporation Securities, and upon the consummation of which the acquiror owns at least a majority of the outstanding shares of Common Stock or (iii) such Transfer is a Transfer to any employee stock ownership or other employee benefit plan of the Corporation or a Subsidiary of the Corporation (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or of any Subsidiary of the Corporation).

          (2) The restrictions contained in this Article X are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) with respect to the Corporation may limit the Corporation’s ability to utilize its Tax Benefits. The restrictions set forth in paragraph (b) of this Article X shall not apply to a proposed Transfer that is a Five Percent Transaction if the Transferor or the Transferee obtains the authorization of the Board of Directors in the manner described below. In connection therewith, and to provide for effective policing of these provisions, any Person who desires to effect a transaction that may be a Five Percent Transaction (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board of Directors review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this paragraph (c)(2). A Request shall be delivered by registered mail, return receipt requested, to the Secretary of the Corporation at the Corporation’s principal executive office. Such Request shall be deemed to have been made when actually received by the Corporation. A Request shall include: (i) the name and address and telephone number of the Requesting Person;

(ii) the number and percentage of Corporation Securities then Beneficially Owned by the Requesting Person and (iii) a reasonably detailed description of the Proposed Transaction or Proposed Transactions by which the Requesting Person would propose to effect a Five Percent Transaction and the proposed tax treatment thereof. The Board of Directors shall, in good faith, endeavor to respond to a Request within twenty Business Days of receiving such Request; provided that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Corporation or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only authorize a Proposed Transaction if it receives, at the Board’s request, a report from the Corporation’s advisors to the effect that the Proposed Transaction does not create a significant risk of material adverse tax consequences to the Corporation or the Board of Directors otherwise determines in its sole discretion that granting the Request is in the best interests of the Corporation. Any Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Corporation shall maintain the confidentiality of such Request and the determination of the Board of Directors with respect thereto, unless the information contained in the Request or the determination of the Board of Directors with respect thereto otherwise becomes publicly available. The Request shall be considered and evaluated by directors serving on the Board of Directors who are independent of the Corporation and the Requesting Person and disinterested with respect to the Request, who shall constitute a committee of the Board for this purpose, and the action of a majority of such independent and disinterested directors, or any committee of the Board consisting solely of these directors, shall be deemed to be the determination of the Board of Directors for purposes of such Request. Furthermore, the Board of Directors shall approve within ten Business Days of receiving a Request as provided in this paragraph (c)(2) of any proposed Transfer that, together with other transactions contemplated by the Board of Directors, does not cause any aggregate increase in the Beneficial Ownership of Stock by Five Percent Shareholders (as determined after giving effect to the proposed Transfer) over the lowest Beneficial Ownership of Stock by such Five Percent Shareholders (as determined immediately before the proposed Transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code.

          (3) In addition to paragraph (c)(2), the Board of Directors may determine that the restrictions set forth in paragraph (b) of this Article X shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board of Directors, including a Request pursuant to paragraph (c)(2) of this Article X, subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board of Directors hereunder may be made prospectively or retroactively.

          (4) The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article X through duly authorized officers or agents of the Corporation.

     (d) Excess Securities.

          (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported Transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled to any rights thereunder, including rights of shareholders of the Corporation with respect to such Excess Securities, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the Transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (e) of this Article X or until an approval is obtained under paragraph (e) of this Article X. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this paragraph (d) or paragraph (e) of this Article X shall also be a Prohibited Transfer.

          (2) The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article X, including, without limitation, authorizing, in accordance with paragraph (j) of this Article X, such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s Beneficial Ownership of Shares and other evidence that a Transfer will not be prohibited by this Article X as a condition to registering any Transfer.

     (e) Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer constitutes a Prohibited Transfer, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, or, in the case of uncertificated Stock, shall automatically be deemed to be transferred to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer; and provided further that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds and Prohibited Distributions not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (f) of this Article X if the Agent rather than the Purported Transferee had resold the Excess Securities for an amount equal to the proceeds of such sale by the Purported Transferee (and taking into account only the actual costs incurred by the Agent).

     (f) Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the Market Price at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) and (iii) third, any remaining amounts shall be paid to the Transferor that was party to the subject Prohibited Transfer, or, if the Transferor that was party to the subject Prohibited Transfer cannot be readily identified, to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any Transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this paragraph (f). In no event shall the proceeds of any sale of Excess Securities pursuant to this paragraph (f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

     (g) Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer that does not involve a transfer of securities of the Corporation within the meaning of North Carolina law (“Securities,” and individually, a “Security”) but which would cause the transferee or any other Person to become a Five Percent Shareholder, or would cause the Beneficial Ownership of a Five Percent Shareholder to increase, the application of paragraph (e) and paragraph (f) of this Article X shall be modified as described in this paragraph (g). In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, following such disposition, not to be in violation of this Article X. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraphs (e) and (f) of this Article X, except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the Market Price of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this paragraph (g) is to extend the restrictions in paragraphs (b) and (d) of this Article X to situations in which there is a Five Percent Transaction without a direct Transfer of Securities, and this paragraph (g), along with the other provisions of this Article X, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

     (h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to paragraph (e) of this Article X (whether or not made within the time specified in paragraph (e) of this Article X), then the Corporation may take any actions it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (h) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article X being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in paragraph (e) of this Article X to constitute a waiver or loss of any right of the Corporation under this Article X. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article X.

     (i) Obligation To Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information, to the extent reasonably available and legally permissible, as the Corporation may reasonably request from time to time in order to determine compliance with this Article X or the status of the Tax Benefits of the Corporation.

     (j) Legends. The Board of Directors may require that the registration of the Stock on the stock transfer books of the Corporation, or any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article X bear the following legend:

     “THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE X OF THE RESTATED ARTICLES OF INCORPORATION OF KRISPY KREME DOUGHNUTS, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

     The Corporation shall have the power to make appropriate notations upon its stock transfer records or other evidence of ownership and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article X for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

     (k) Authority Of Board Of Directors.

          (1) All determinations and interpretations of the Board of Directors shall be interpreted or determined, as the case may be, by the Board of Directors in its sole discretion and shall be conclusive and binding for all purposes of this Article X.

          (2) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article X, including, without limitation, (i) the identification of Five Percent Shareholders, (ii) whether a Transfer is a Five Percent Transaction or a Prohibited Transfer, (iii) the Beneficial Ownership in the Corporation of any Five Percent Shareholders, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or Market Price) due to a Purported Transferee pursuant to paragraph (f) of this Article X and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of

Directors on such matters shall be conclusive and binding for all the purposes of this Article X. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article X for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article X.

          (3) Nothing contained in this Article X shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law or other relevant circumstances making one or more of the following actions necessary or desirable in the sole discretion of the Board of Directors, the Board of Directors may, by adopting a written resolution, (i) modify the definition of Beneficial Ownership in the Corporation, Five Percent Shareholder or the Persons covered by this Article X, (ii) modify the definitions of any other terms set forth in this Article X or (iii) modify the terms of this Article X as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code (or other sections of the Code or any similar state law, if applicable) as a result of any changes in applicable law or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it receives a report, at the Board’s request, from the Corporation’s advisors to the effect that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of certain restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. The Board shall cause the prompt public announcement of such modification in such manner as the Board determines appropriate under the circumstances.

          (4) In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article X requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article X. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other Persons for all other purposes of this Article X. The Board of Directors may delegate all or any portion of its duties and powers under this Article X to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article X through duly authorized officers or agents of the Corporation.

     (l) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller or other executive officers of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article X, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities Beneficially Owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

     (m) Benefits Of This Article X. Nothing in this Article X shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article X. This Article X shall be for the sole and exclusive benefit of the Corporation and the Agent.

     (n) Severability. The purpose of this Article X is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article X.

     (o) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article X, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     (p) Limitation of Liability. To the maximum extent permitted by North Carolina law, no director of the Corporation shall be liable for any breach of any duty under this Article X, it being understood that no director shall be responsible to the Corporation, any shareholder or any other Person for any action taken or omitted to be taken under this Article X. In particular, without creating any liability to any Person, the Board may distinguish between shareholders in connection with any Request under this Article X.

3. The foregoing amendment to the Articles of Incorporation of the Corporation, as amended, was approved by shareholder action on ____________, 2013, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

4. These Articles of Amendment will be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

This the ____ day of ____________, 2013.

KRISPY KREME DOUGHNUTS, INC.

By:
Name:
Title:

DIRECTIONS TO ANNUAL MEETING
KRISPY KREME DOUGHNUTS, INC.
Annual Meeting of Shareholders
Tuesday, June 18, 2013, 9:00 A.M.
Marriott Hotel
Hearn Grand Ballroom
425 North Cherry Street
Winston-Salem, North Carolina 27101

Reminder: Please bring your admission ticket to the Annual Meeting of Shareholders or proof of ownership and valid picture identification. (See instructions described above under “Proxy Solicitation and General Information — Admission to Annual Meeting.) Each admission ticket will admit the named shareholder and a guest. Seating is limited at the Annual Meeting so please plan on arriving early. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN KRISPY KREME STOCK, YOU WILL NOT BE ADMITTED INTO THE ANNUAL MEETING.

Driving directions to the Marriott:

From the East: Take Business I-40 West toward Downtown Winston-Salem. Take Exit 5C (Cherry Street/Convention Center). Turn right onto South Cherry Street and go 0.34 miles. The Hotel will be on your right.

From the West: Take Business I-40 East toward Downtown Winston-Salem. Take Exit 5C (Cherry Street/Convention Center). Turn left onto High Street at the top of the exit. Turn left onto South Cherry Street and go 0.46 miles. The Hotel will be on your right.

Parking Information:

There is a city-owned parking deck across the street from the Hotel. Self-parking is $1.00/hour and valet parking is $8.00.

KRISPY KREME DOUGHNUTS, INC. 370 KNOLLWOOD STREET WINSTON-SALEM, NC 27103
VOTE BY TELEPHONE OR INTERNET QUICK * * * EASY * * * IMMEDIATE
Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: Call Toll-Free on a Touch-Telephone 1-800-690-6903. There is NO CHARGE to you for this call. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET: The web address is www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Krispy Kreme Doughnuts, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VIEW PROXY STATEMENTS AND ANNUAL REPORTS ON THE INTERNET: If you agree to view future Proxy Statements and Annual Reports of the Company on the Internet instead of receiving paper copies in the mail, as described in the accompanying Proxy Statement (to the extent the Company makes such option available), please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL PROXY CARD. THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M60279-P38274	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KRISPY KREME DOUGHNUTS, INC.

The Board of Directors recommends you vote FOR
the Directors listed in Proposal 1.
Vote on Directors
1.	ELECTION OF CLASS II DIRECTORS
Nominees:
	01)	Charles A. Blixt
	02)	Lynn Crump-Caine
	03)	Robert S. McCoy, Jr.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.		For	Against	Abstain

Vote on Other Matters

2.	Advisory approval of the compensation of our named executive officers as disclosed in our 2013 Proxy Statement.	☐	☐	☐

3.	Approval of Articles of Amendment to the Restated Articles of Incorporation.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for its fiscal year ending February 2, 2014.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.

If any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, or if cumulative voting is required, the persons named in this proxy are authorized to vote in their discretion in accordance with their best judgment.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

KRISPY KREME DOUGHNUTS, INC.
Annual Meeting of Shareholders
Tuesday, June 18, 2013, 9:00 AM
Marriott Hotel
Hearn Grand Ballroom
425 North Cherry Street
Winston-Salem, North Carolina 27101

ADMISSION TICKET

     Only shareholders of record as of the close of business on April 12, 2013, or their duly appointed proxies, are entitled to attend the Annual Meeting.

     Each Admission Ticket will admit the named shareholder and a guest. Seating is limited at the Annual Meeting, so please plan on arriving early. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF OF OWNERSHIP, YOU WILL NOT BE ADMITTED INTO THE ANNUAL MEETING.

     When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this Ticket to one of the attendants at the registration desk. This Ticket is not transferable.

Shareholder Name: _______________________________________
ê IF YOU PLAN TO ATTEND THE MEETING, DETACH ADMISSION TICKET HERE �� ê
M60280-P38274

Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina 27103
Attention: Secretary

       The undersigned hereby appoints James H. Morgan and Douglas R. Muir, or either of them, as proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. (the “Company”) to be held on June 18, 2013, and at any adjournment or postponement thereof.
       The Board of Directors recommends a vote "FOR": (1) the election of the directors named in this proxy and accompanying Proxy Statement, (2) the advisory approval of the compensation of the Company's named executive officers as disclosed in the accompanying Proxy Statement, (3) the approval of Articles of Amendment to the Restated Articles of Incorporation, and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for its fiscal year ending February 2, 2014; and unless instructions to the contrary are indicated in the space provided, this proxy will be so voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side